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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PHARMACOPEIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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	(4)	Date Filed:

Joseph A. Mollica, Ph.D.
Chairman of the Board, President and
Chief Executive Officer

                      April 12, 2004

Dear Stockholders:

        It is my pleasure to invite you to the Annual Meeting of Stockholders of Pharmacopeia, Inc., to be held on Tuesday, May 11, 2004 at 9:00 a.m. at The Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

        I hope that you will be able to attend. If you are unable to attend this year's meeting, you can ensure your representation by completing the enclosed proxy and returning it to us promptly.

        Thank you for your interest and participation in the affairs of Pharmacopeia.

Sincerely,

Joseph A. Mollica, Ph.D.

Pharmacopeia, Inc.    •    P.O. Box 5350    •    Princeton, New Jersey 08543-5350

PHARMACOPEIA, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 11, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Pharmacopeia, Inc., a Delaware corporation, will be held on Tuesday, May 11, 2004, at 9:00 a.m. local time, at The Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect three directors to our Board of Directors for a term of three years.

  2.
  To approve an amendment to our Restated Certificate of Incorporation to change our name to Accelrys, Inc.

  3.
  To adopt the Pharmacopeia, Inc. 2004 Stock Incentive Plan.

  4.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for the period commencing January 1, 2004 and ending March 31, 2005.

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 25, 2004 are entitled to receive notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

John J. Hanlon Secretary

Princeton, New Jersey
April 12, 2004

PHARMACOPEIA, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Pharmacopeia, Inc., a Delaware corporation, for use at our 2004 Annual Meeting of Stockholders to be held on May 11, 2004, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122. Our principal executive offices are located at P.O. Box 5350, Princeton, New Jersey 08543-5350. Our telephone number is (609) 452-3600.

        These proxy solicitation materials were mailed on or about April 12, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

        Stockholders of record at the close of business on March 25, 2004 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 24,299,849 shares of our Common Stock, $0.0001 par value, were issued and outstanding.

Revocability of Proxies

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to us or by duly executing a proxy bearing a later date. Revocation will also occur if an individual attends the Annual Meeting and votes in person.

Voting and Solicitation

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Election appointed for the Annual Meeting who will determine whether or not a quorum is present and the results of the votes with respect to each matter.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. The Inspector of Election will treat abstentions and broker non-votes as shares that are present for the purpose of determining the presence of a quorum.

        The election of directors will be decided by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote. The approval of the proposed amendment to our Restated Certificate of Incorporation, the adoption of the Pharmacopeia, Inc. 2004 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditors for the period commencing January 1, 2004 and ending March 31, 2005 will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes cast with respect to these proposals and, therefore, will have the same effect as votes against the proposals. Broker non-votes will not be counted as votes cast with respect to these proposals and, therefore, will have no effect on the outcome of the vote.

        We will bear the cost of this solicitation. We may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone. In addition, we have engaged MacKenzie Partners, Inc. to assist us in soliciting proxies. We expect to pay MacKenzie Partners, Inc. approximately $7,500 plus reimbursement of expenses for their services.

Submission of Stockholder Proposals and Director Nominations

        Stockholder proposals pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at our 2005 Annual Meeting of Stockholders must be received by us no later than December 14, 2004 in order that they may be included in the proxy statement and form of proxy for that meeting. In addition, in accordance with Rule 14a-4(c) under the Exchange Act, our form of proxy relating to the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote at that meeting on matters that are submitted to the Company outside the processes of Rule 14a-8 after February 27, 2005.

        Stockholders may propose nominees for consideration by the Corporate Governance Committee by submitting the names, appropriate biographical information and qualifications in writing to: John J. Hanlon, Executive Vice President, Chief Financial Officer and Secretary. In order to be considered for inclusion in the proxy statement and form of proxy for the annul meeting of stockholders to be held in 2005, the name of the proposed nominee and the supporting documentation must be received before December 14, 2004.

        In considering any nominee proposed by a stockholder, the Corporate Governance Committee will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Committee. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective prospective, practical wisdom and mature judgment. The Corporate Governance Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

        Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2005 annual meeting is February 27, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2005 Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Our Board of Directors is divided into three classes, with the term of office of one class expiring each year. We currently have seven directors, with two directors in Class I, two directors in Class II and three directors in Class III. The terms of office of Class III directors Paul A. Bartlett, Kenneth L. Coleman and Ricardo B. Levy expire at the 2004 Annual Meeting. The terms of office of Class I directors Joseph A. Mollica and Gary E. Costley expire at the 2005 Annual Meeting. The terms of office of Class II directors Frank Baldino, Jr. and James J. Marino expire at the 2006 Annual Meeting. At the 2004 Annual Meeting, the stockholders will elect three Class III directors for a term of three years.

        Our Board of Directors has approved the separation of our software and drug discovery segments through a pro rata distribution to our stockholders of 100% of the outstanding shares of common stock of Pharmacopeia Drug Discovery, Inc ("PDD"). Upon the distribution, commonly referred to as a "spin-off," Drs. Mollica, Baldino and Bartlett and Mr. Marino are expected to resign from our Board of Directors. In that event, Dr. Bartlett will not stand for election at the Annual Meeting.

        Director candidates are nominated by the Corporate Governance Committee of our Board of Directors. Stockholders are also entitle to nominate director candidates for our Board of Directors in accordance with the procedures set forth on page 7 under the heading "Submission of Stockholder Proposals and Director Nominations." The Corporate Governance Committee did not receive a recommendation for a director nominee from a stockholder that beneficially owned more than 5% of our Common Stock by December 5, 2003.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" our three nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board of Directors to fill the vacancy. Except in the case of Dr. Bartlett under the circumstances described above, it is not expected that any of the nominees will be unable or will decline to serve as a director.

        The Board of Directors recommends that the stockholders vote "FOR" each of the nominees listed below.

Nominees for Election at the Annual Meeting

        The names of the nominees to our Board of Directors, and certain information about them, are set forth below:

Name of Director	Age	Position/Principal Occupation	Director Since
Paul A. Bartlett, Ph.D.(3)	56	Director; Professor Emeritus of Chemistry at the University of California, Berkeley	1998
Kenneth L. Coleman(2)	61	Director; Founder, Chairman and Chief Executive Officer of ITM Software Corporation	2003
Ricardo B. Levy, Ph.D.(1)(3)	59	Director; Chairman of the Board of Directors of Catalytica Energy Systems, Inc.	2000

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Corporate Governance Committee

        Dr. Bartlett has served as our director since January 1998. He is also a member of our Scientific Advisory Board. Dr. Bartlett was a Professor of Chemistry at the University of California, Berkeley from 1973 to 2003; he is now Professor Emeritus. Dr. Bartlett also is the past Chairman of the Department of Chemistry at the University of California, Berkeley.

        Dr. Levy has served as our director since July 2000. Dr. Levy is a Founder of Catalytica, Inc. He currently serves as Chairman of the Board of Catalytica Energy Systems, Inc. From its founding in 1974 through 1991, Dr. Levy served as Director and Chief Operating Officer of Catalytica, Inc. and from 1991 to 2000 as President and Chief Executive Officer. Prior to 1974, Dr. Levy was a member of the Chemical Physics Research Team at Exxon Research and Engineering Company. Dr. Levy is a member of the Board of Directors of Stem Cells, Inc.

        Mr. Coleman has served as our director since May 2003. Mr. Coleman is the Founder, Chairman and Chief Executive Officer of ITM Software Corporation, an enterprise software company. Since founding ITM Software in October 2001, Mr. Coleman has served as Chairman and Chief Executive Officer of ITM Software. Previously, from 1987 until his retirement in August 2001, Mr. Coleman served in various senior executive positions at Silicon Graphics, Inc. (SGI), a computer systems company, such as Executive Vice President of Global Sales, Service and Marketing, Senior Vice President, Customer and Professional Services and Senior Vice President, Administration. Prior to joining SGI, Mr. Coleman was Vice President of Product Development at Activision, Inc. Mr. Coleman is a member of the Board of Directors of ITM Software, MIPS Technologies, Inc., a licensor of microprocessor architecture, Acclaim Entertainment, an interactive entertainment software company, United Online, an internet service provider, and City National Bank.

Incumbent Directors Whose Terms of Office Continue after the Annual Meeting

        The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position/Principal Occupation	Director Since
Joseph A. Mollica, Ph.D.	63	Director; Chairman of the Board, President and Chief Executive Officer of the Company	1994
Gary E. Costley, Ph.D.(1)(2)	60	Director; Chairman of the Board, President and Chief Executive Officer of International Multifoods Corporation	1996
Frank Baldino, Jr., Ph.D.(1)(2)	50	Director; Chairman of the Board and Chief Executive Officer of Cephalon, Inc.	1996
James J. Marino(3)	54	Director; Partner, law firm of Dechert LLP	2000

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Corporate Governance Committee

        Dr. Mollica has served as Chairman of our Board of Directors and our Chief Executive Officer since February 1994 and was appointed President in August 1996. From 1987 to December 1993,

Dr. Mollica was employed initially by the DuPont Company and then by the DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. Dr. Mollica is a director of Genencor International, Inc., ImPath, Inc. and Neurocrine BioSciences, Inc.

        Dr. Costley has served as our director since February 1996. He has served as Chairman of the Board of Directors and Chief Executive Officer of International Multifoods Corporation, a food company, since January 1997, and as that company's President since March 2004. From May 1995 through January 1997, Dr. Costley was the Dean of Babcock Graduate School of Management, Wake Forest University. For more than five years prior to that time, Dr. Costley held various management positions with Kellogg Company, most recently as Executive Vice President. Dr. Costley is currently a director of Principal Financial Group.

        Dr. Baldino has served as our director since October 1996. In 1987, Dr. Baldino founded Cephalon, Inc., an integrated specialty biopharmaceutical company. He has served as Cephalon, Inc.'s Chairman and Chief Executive Officer since 1999. Dr. Baldino is currently a director of ViroPharma, Inc., NicOx S.A., Acusphere, Inc. and certain closely held companies and charitable organizations.

        Mr. Marino has served as our director since February 2000. He has been a partner in the law firm of Dechert LLP since 1988. Mr. Marino currently serves as Chair of the firm's Life Sciences Practice Group and is the Managing Partner of the firm's Princeton, New Jersey office. He is engaged in the practice of corporate law with an emphasis on the representation of technology-based companies.

        There is no family relationship between any of our directors, executive officers or nominees for director.

Stock Ownership of Principal Stockholders and Management

        The following table sets forth the beneficial ownership of our Common Stock as of January 31, 2004 (i) by all persons known to us to be the beneficial owners of more than 5% of our Common Stock, (ii) by each of the executive officers named in the table under "Executive Compensation—

Summary Compensation Table," (iii) by each director and nominee for director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares(1)		Approximate Percentage of Total Voting Power
Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, MD 21202	3,457,942	(2)	14.41%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,018,600	(3)	12.58%
Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC 767 Third Avenue 30th Floor New York, NY 10017	2,026,000	(4)	8.45%
David J. Greene and Company, L.L.C. 599 Lexington Avenue New York, NY 10022	1,952,338	(5)	8.14%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,412,323	(6)	5.89%
J. & W. Seligman & Co. Incorporated and William C. Morris 100 Park Avenue New York, NY 10017	1,225,094	(7)	5.11%
Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Bank PLC 45 Fremont Street San Francisco, CA 94105	1,082,286		5.06%
Joseph A. Mollica	653,660	(9)	2.72%
Mark J. Emkjer	92,595	(10)	*
Stephen A. Spearman	179,095	(11)	*
John J. Hanlon	55,939	(12)	*
John Delli Santi	69,962	(13)	*
Frank Baldino, Jr.	20,000	(14)	*
Paul A. Bartlett	92,439	(15)	*

Kenneth L. Coleman	—
Gary E. Costley	27,000	(16)	*
Ricardo B. Levy	20,000	(17)	*
James J. Marino	24,685	(18)	*
All Current Directors and Executive Officers as a group (18 persons)	1,620,232	(19)	6.75%

*
Less than one percent.

(1)
Gives effect to the shares of our Common Stock issuable within 60 days of January 31, 2004 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares shown as being beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2)
Brown Capital Management, Inc. filed an amended Schedule 13G with respect to our Common Stock on February 11, 2004. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Brown Capital Management, Inc. has sole voting power with respect to 1,804,351 of the indicated shares, and sole dispositive power with respect to all of the indicated shares. Brown Capital Management, Inc. does not have shared voting or dispositive power with respect to any of the indicated shares.

(3)
Wellington Management Company, LLP filed an amended Schedule 13G with respect to our Common Stock on February 12, 2004. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Wellington Management Company, LLP shares voting power with respect to 2,628,900 of the indicated shares, and shares dispositive power with respect to all of the indicated shares.

(4)
Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC filed an amended Schedule 13G with respect to our Common Stock on February 18, 2004. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Samuel D. Isaly, OrbiMed Advisors Inc., OrbiMed Capital LLC and OrbiMed Advisors LLC share voting and dispositive power with respect to all of the indicated shares.

(5)
David J. Greene and Company, L.L.C. filed an amended Schedule 13G with respect to our Common Stock on February 4, 2004. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. David J. Greene and Company, L.L.C. has sole voting power with respect to 5,800 of the indicated shares and shares voting power with respect to 1,191,100 of the indicated shares. David J. Greene and Company, L.L.C. has sole dispositive power with respect to 5,800 of the indicated shares and shares dispositive power with respect to 1,946,538 of the indicated shares.

(6)
Dimensional Fund Advisors, Inc. filed an amended Schedule 13G with respect to our Common Stock on February 6, 2004. All data in this Proxy Statement regarding such ownership is based on such amended Schedule 13G. Dimensional Fund Advisors, Inc. has sole voting and dispositive power with respect to all of the indicated shares.

(7)
J.&W. Seligman & Co. Incorporated and William C. Morris filed a Schedule 13G with respect to our Common Stock on February 11, 2004. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G. J.&W. Seligman & Co. Incorporated and William C.

  Morris share voting power with respect to 1,186,696 of the indicated shares, and share dispositive power with respect to all of the indicated shares.

(8)
Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Bank PLC filed a Schedule 13G with respect to our Common Stock on February 17, 2004. All data in this Proxy Statement regarding such ownership is based on such Schedule 13G. Barclays Global Investors, NA., has sole voting and dispositive power with respect to 623,600 of the indicated shares. Barclays Global Fund Advisors has sole voting and dispositive power with respect to 448,386 of the indicated shares. Barclays Bank PLC has sole voting and dispositive power with respect to 10,300 of the indicated shares.

(9)
Includes 15,546 shares held by Dr. Mollica's wife and children, although Dr. Mollica disclaims beneficial ownership of such shares. Includes 473,121 shares of the Company's Common Stock subject to options exercisable within 60 days of January 31, 2004.

(10)
Includes 91,665 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(11)
Includes 176,207 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(12)
Includes 54,686 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(13)
Includes 67,467 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(14)
Includes 20,000 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(15)
Includes 30,000 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(16)
Includes 25,000 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(17)
Includes 20,000 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(18)
Includes 20,000 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

(19)
Includes 1,339,592 shares of our Common Stock subject to options exercisable within 60 days of January 31, 2004.

Board Meetings and Committees

        Our Board of Directors held a total of seven meetings during 2003. No current director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

        Committees.    The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

        Audit Committee.    The Audit Committee's current members are Frank Baldino, Jr., Gary E. Costley and Ricardo B. Levy. Each of the members of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Exchange Act. The Board has determined that Gary E. Costley is a financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1993, as amended (the "Securities Act"). The Audit Committee maintains the sole responsibility for appointing, determining funding for and overseeing the independence and performance of our independent auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. The Audit Committee is primarily responsible for reviewing and evaluating our accounting principles and system of internal accounting controls. The Audit Committee met five times during 2003. The Audit Committee has adopted a written charter, a copy of which was attached as Exhibit A to our proxy statement filed with the Securities and Exchange Commission on April 4, 2003.

        Compensation Committee.    The Compensation Committee's current members are Frank Baldino, Jr., Kenneth L. Coleman and Gary E. Costley. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also administers our equity compensation plans. The Compensation Committee met four times during 2003. Each of the members of the Compensation Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Exchange Act.

        Corporate Governance Committee.    The Corporate Governance Committee's current members are Paul A. Bartlett, Ricardo B. Levy and James J. Marino. Each member of the Corporate Governance Committee, other than Dr. Bartlett, is independent under the listing standards of the National Association of Securities Dealers. The Corporate Governance Committee assists the full Board of Directors in fulfilling its responsibilities to assure that we are governed in a manner consistent with applicable law and the interests of our stockholders. The Corporate Governance Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement. The Corporate Governance Committee met four times during 2003.

        The Corporate Governance Committee will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Corporate Governance Committee will use to evaluate candidates is set forth on page 6 under the heading "Submission of Stockholder Proposals and Director Nominations."

        Communication with our Board of Directors.    Stockholders may communicate with our Board of Directors by sending a letter to Pharmacopeia, Inc. Board of Directors, c/o Corporate Secretary, P.O. Box 5350, Princeton, New Jersey 08543-5350. The Secretary will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Pharmacopeia, Inc. or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

        Director Independence.    The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers: Frank Baldino, Jr., Kenneth L. Coleman, Gary E. Costley, Ricardo B. Levy and James J. Marino.

Board Compensation

        Non-employee directors are reimbursed for expenses incurred in connection with performing their respective duties as our directors. In fiscal 2003, each director who was not our employee received annual compensation in the amount of $20,000 plus a $1,500 meeting fee for each meeting of the Board or a committee of the Board attended in person and a $750 meeting fee for each such Board or committee meeting attended by telephone. In fiscal 2003, the Chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance Committee received additional annual compensation in the amounts of $5,000, $3,500 and $3,500, respectively, for that service.

        Each non-employee director participates in the 1995 Director Stock Option Plan. Each individual who becomes a non-employee Board member for the first time is automatically granted an option to purchase 10,000 shares of our Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been in our prior employ. Thereafter, at each annual stockholders meeting, each non-employee director with at least six months of service on the Board of Directors who will continue to serve as a director after such meeting will automatically be granted an option to purchase 5,000 shares of our Common Stock.

Employment Agreements

        Effective February 2001, we and Dr. Joseph A. Mollica entered into a three year employment agreement, subject thereafter to annual automatic extension, whereby Dr. Mollica is employed as Chief Executive Officer. Pursuant to this agreement, as amended in May 2003, Dr. Mollica is entitled to receive an annual base salary and is currently eligible to receive a discretionary bonus of up to 75% of his base salary. The base salary and bonus percentage are subject to periodic review. In the event we involuntarily terminate Dr. Mollica's employment without "cause," as defined in his agreement, or if Dr. Mollica terminates his employment for "good reason," as defined in his agreement, we will continue to pay as severance benefits his base salary until the earlier to occur of (i) 24 months after the date of termination or (ii) an event that would constitute "cause." In lieu of any bonuses, we will pay Dr. Mollica an amount obtained by multiplying 75% times Dr. Mollica's base salary in effect at the date of termination times two (2). We will maintain Dr. Mollica's medical coverage for a period of two (2) years following his termination. In addition, in such event, all of Dr. Mollica's unvested stock options will accelerate on the date of such termination, and all of his stock options will be exercisable until the earlier of 25 months after the date of termination or the expiration date of such options. "Good reason" includes an acquisition of us that materially changes Dr. Mollica's title or duties.

        In December 2002, we and Mark J. Emkjer entered into an agreement whereby Mr. Emkjer is employed as our Executive Vice President and as President of Accelrys Inc. Pursuant to his agreement, Mr. Emkjer is entitled to receive an annual base salary and currently is eligible to receive an annual bonus to be awarded at the discretion of the Board of Directors. The base salary and bonus percentage are subject to periodic review, and may be adjusted with the approval of the Compensation Committee. The agreement does not specify a term of employment. In the event we involuntarily terminate Mr. Emkjer's employment without "cause," as defined in his agreement, or if Mr. Emkjer terminates his employment for "good reason," as defined in his agreement, we will continue to pay as severance benefits his base salary for 12 months after the date of termination, plus a pro rata portion of his bonus for the year in which he is terminated or leaves us for good reason. In the event Mr. Emkjer's employment is involuntarily terminated without "cause," as defined in his agreement, or he terminates his employment with us for "good reason," as defined in his agreement, within 12 months after a "change of control," as defined in his letter, of us and the successor company does not offer him comparable employment, then we will pay him as severance benefits one times Mr. Emkjer's base salary, plus a pro rata portion of his target incentive bonus for the calendar year during which he is terminated or leaves us for good reason. In addition, in the event Mr. Emkjer's employment is involuntarily terminated without "cause," as defined in his agreement, or he terminates his employment for "good reason," as defined in his agreement, within 18 months after such a "change of control," all of Mr. Emkjer's unvested stock options will accelerate on the date of such termination, and all of his stock options will be exercisable for one year following the date of termination.

        In June 1996, we and Stephen A. Spearman entered into an agreement whereby Dr. Spearman is employed as Executive Vice President of Operations. Pursuant to his agreement, Dr. Spearman is entitled to receive an annual base salary and currently is eligible for an annual bonus of up to 50% of his annual base salary to be awarded at the discretion of the Board of Directors. The base salary and bonus percentage may be adjusted with the approval of the Compensation Committee. The agreement does not specify a term of employment.

        In May 2002, we delivered to Mr. Hanlon a letter under which he is employed as our Executive Vice President and Chief Financial Officer. Under that letter, Mr. Hanlon is entitled to receive an annual base salary and is eligible for an incentive bonus of up to 50% of his base salary awarded at the discretion of the Board. The base salary and incentive bonus are subject to annual review. The letter does not specify a term of employment. In the event Mr. Hanlon's employment is involuntarily terminated within 6 months after a "change of control," as defined in his letter, of us and the successor company does not offered him comparable employment, then we will continue to pay as severance benefits Mr. Hanlon's base salary for 12 months after the date of termination, plus a pro rata portion of his incentive bonus for the calendar year during which he is terminated. In addition, in the event of a "change of control," as defined in his letter, of us in which Mr. Hanlon's stock options are not continued or assumed, all such options will vest in full.

        In February 2003, we delivered to Mr. Delli Santi a letter under which he is employed as Senior Vice President, Worldwide Sales of Accelrys, Inc. Under that letter, Mr. Delli Santi is entitled to receive an annual base salary and is eligible for an incentive bonus of up to 50% of his base salary, awarded based upon his individual performance and our financial performance. The letter does not specify a term of employment. In the event we terminate Mr. Delli Santi's employment involuntarily without "cause," we will continue to pay as severance benefits his base salary for 12 months after the date of termination. In the event Mr. Delli Santi's employment is involuntarily terminated within 2 months before or 6 months after a "change of control" of us and the successor company does not offer him comparable employment, then we will pay as a severance benefit to Mr. Delli Santi a lump-sum payment in an amount equal to one times his then current annual base salary. In addition, in the event of such a "change of control" in which Mr. Delli Santi's stock options are not continued or assumed, all such options will vest in full.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE
OUR NAME TO ACCELRYS, INC.

        Our Board of Directors has concluded that it is advisable to amend our Restated Certificate of Incorporation (the "Certificate of Incorporation") to change our name to Accelrys, Inc. If approved, the new name will become effective upon our filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The change in our name will be accomplished by amending the first paragraph of the Restated Certificate of Incorporation to read:

        "ONE. The name of this corporation is "Accelrys, Inc."'

        The primary reason for the proposed name change is to better reflect the change in our business focus and to align our name with that of our principal operating subsidiary after the spin-off of Pharmacopeia Drug Discovery, Inc. Upon completion of the spin-off of Pharmacopeia Drug Discovery, Inc., our focus will be on the growth and development of our software business. Changing our name to "Accelrys, Inc." will better reflect our new business focus, increase our name recognition and allow our stockholders and clients to more strongly identify with our business. We changed our trading symbol on The Nasdaq National Market from "PCOP" to "ACCL," effective as of February 27, 2004.

        Notwithstanding authorization by the stockholders of the name change, at any time prior to the effectiveness of the filing of the Certificate of Amendment to effect the name change, the Board of Directors may abandon the name change without further action by our stockholders.

        The Board of Directors recommends that the stockholders vote "FOR" approval of the amendment to the Restated Certificate of Incorporation to change our name to Accelrys, Inc.

PROPOSAL THREE:

ADOPTION OF PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN

General

        The Compensation Committee of the Board of Directors adopted the Pharmacopeia, Inc. 2004 Stock Incentive Plan (the "Plan") on March 16, 2004, subject to approval by our stockholders. The general purpose of the Plan is to provide motivation to selected employees, directors and consultants to put forth maximum efforts toward our continued growth, profitability, and success by providing incentives to these employees, directors and consultants through the ownership and performance of our Common Stock.

Summary of the Plan

        The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan, which is attached as Appendix B. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

        General.    The Plan will authorize the grant of stock options, restricted stock, common stock, performance awards (denominated in cash or stock), deferred stock units and stock appreciation rights. Stock options granted under the Plan may be either "incentive stock options" as defined in section 422 of the Internal Revenue Code (the "Code"), or nonqualified stock options, as determined by the Administrator (defined below). A total of 1,000,000 shares of our Common Stock will be initially reserved for issuance under the Plan.

        Administration.    The "Committee" will administer the Plan for all employees subject to Section 16 of the Exchange Act. The Committee will consist of two or more non-employee directors appointed by our Board of Directors, and the members of the Committee will meet the independence standards required by Nasdaq or other applicable governing body. With respect to all other participants in the Plan, the Board of Directors may either administer the Plan or appoint a committee (the "Secondary Committee") from among its members, including the Committee, to administer the Plan. The Committee also may appoint any one or more of its members or the Chief Executive Officer to make grants to employees other than employees subject to Section 16 of the Exchange Act. The Board of Directors, Committee or Secondary Committee, as applicable, are collectively referred to herein as the "Administrator." Subject to the other provisions of the Plan, the Administrator has the authority to:

  •
  select the participants and determine the type of awards to be made to participants, the number of shares subject to awards and the terms, conditions, restrictions and limitations of the awards;

  •
  interpret the Plan;

  •
  determine eligibility for participation in the Plan;

  •
  decide all questions concerning eligibility for and the amount of awards payable under the Plan;

  •
  construe any ambiguous provision of the Plan;

  •
  correct any default;

  •
  supply any omission;

  •
  reconcile any inconsistency;

  •
  issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

  •
  make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

  •
  determine whether awards should be granted singly, in combination or in tandem;

  •
  to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

  •
  accelerate the vesting, exercise or payment of an award or the performance period of an award when such action or actions would be in our best interest;

  •
  establish such other types of awards, besides those specifically enumerated in the Plan, which the Administrator determines are consistent with the Plan's purpose;

  •
  grant awards in replacement of awards previously granted under the Plan or any of our other executive compensation plans, provided, that no re-pricing of awards will be permitted without approval of the stockholders;

  •
  establish and administer the performance goals and certify whether, and to what extent, they have been attained;

  •
  determine the terms and provisions of any agreements entered into hereunder;

  •
  take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

  •
  make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

        Eligibililty.    The Plan will provide that awards may be granted to our employees, directors and consultants (as such terms are defined in the Plan). Incentive stock options may be granted only to employees. It is not possible to state at this time whether a particular executive officer, all current executive officers as a group, a particular nominee for director or all non-executive officers as a group will be granted awards under the Plan, since these matters will be determined by the Administrator based on each participant's level of responsibility, compensation and contribution to our success. The maximum number of shares that may be awarded in a form other than stock options or stock appreciation rights (such as restricted stock, common stock, performance awards or deferred stock units) shall not exceed 200,000 in the aggregate.

        Section 162(m) Limitations.    Section 162(m) of the Code limits the deductibility of compensation paid to certain of our executive officers. Performance based compensation or performance vesting of awards (such as restricted stock) may not be subject to the limitations of section 162(m). Additionally, to maximize our deduction attributable to options granted to such persons, the Plan will require that no participant may receive options for more than 300,000, or separately exercisable stock appreciation rights for more than 100,000, shares of common stock in any one year.

        Each award granted under the Plan will be evidenced by a written award agreement between the grantee and us and will be subject to the terms and conditions described below, with respect to the particular type of award.

Terms and Conditions of Options

        Exercise Price.    The Administrator will determine the exercise price of an option to purchase shares of common stock at the time the option is granted. The exercise price under an incentive stock option or non-qualified stock option will not be less than 100% of the fair market value of common stock on the date the option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our outstanding stock (a "10% Stockholder") will not be eligible for the grant of an option unless the exercise price of the option is at least 110% of the fair market value of the common stock on the date of grant. Generally, the fair market value shall be the closing sale price for such stock on the date of determination as quoted on The Nasdaq National Market.

        The means of payment for shares issued upon exercise of an option will be specified in each option agreement and generally may be made by cash, certain other shares of common stock owned by the optionee for at least six months, delivery of an exercise notice together with irrevocable instructions to a broker chosen by the optionee (and reasonably agreeable to the Administrator) to deliver the exercise price to us from the sale proceeds (a "cashless exercise"), any combination of the foregoing methods, or any other consideration to the extent permitted under applicable law.

        Term of the Option.    Each stock option agreement will specify the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals. However, the term of an option granted under the Plan will be no longer than ten years from the date of grant. Moreover, in the case of an option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

        Termination of Employment or Consulting Services.    Upon the grant of an option under the Plan, the Administrator will provide in the option grant agreement the effect a termination of employment, the termination of a director's services or cessation of a consulting arrangement, including for reasons of death, disability, retirement, voluntary resignation, involuntary termination, and misconduct, will have upon the vesting and exercise period applicable to the option. Generally, unless otherwise provided in an agreement, no further vesting will occur upon termination and the exercise period for the option will be truncated to be no more than one year following termination (in the case of retirement, death, or disability) and may end immediately (as in the case of misconduct). For purposes of the Plan, misconduct will include, but not be limited to, (i) acts of dishonesty or other willful misconduct, (ii) failure to comply with our lawful written direction or (iii) other intentional acts of misconduct by the optionee that harm us.

        Value Limitation.    If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock options which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified stock options.

Stock Appreciation Rights

        A stock appreciation right ("SAR") granted in connection with an option ("Tandem SAR") will entitle the optionee to exercise the SAR by surrendering to us unexercised the corresponding portion of the related option. In exchange, the optionee will receive from us an amount equal to the excess of the fair market value of common stock covered by the surrendered portion of the related option on the date of surrender of the related option over the exercise price of the related option. When a Tandem SAR is exercised, the related option, to the extent surrendered, ceases to be exercisable. A Tandem SAR remains exercisable until, and expires no later than, the date on which the related option ceases to be exercisable or expires.

        A SAR that is not a Tandem SAR also may be awarded under the Plan ("Freestanding SAR"). A Freestanding SAR shall entitle the grantee to surrender unexercised the SAR (or any portion of such SAR) and to receive a payment equal to the excess of the fair market value of the shares of stock covered by the SAR on the date of exercise over the base price of the SAR. The payment may be in cash, in shares of stock, in shares of restricted stock, or any combination thereof, as the Administrator shall determine. The exercise price of a Freestanding SAR will be determined by the administrator. SARs also will be subject to a vesting schedule, which will be at least one year, as provided in individual grant agreements. Vesting may be accelerated in a change of control or on certain approved terminations.

Performance Awards

        Performance awards (share-based and cash-based) may be made under the Plan. The Administrator will establish performance measures, described in each award agreement. The applicable performance measures may include one or more of the following:

  •
  revenue growth;

  •
  earnings before interest, taxes, depreciation and amortization (EBITDA);

  •
  earnings before interest, taxes and amortization (EBITA);

  •
  operating income;

  •
  net operating income after tax;

  •
  pre- or after-tax income;

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  cash flow;

  •
  cash flow per share;

  •
  net earnings;

  •
  earnings per share;

  •
  return on equity;

  •
  return on capital employed;

  •
  return on assets;

  •
  economic value added (or an equivalent metric);

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  share price performance;

  •
  total shareholder return;

  •
  improvement in or attainment of expense levels;

  •
  improvement in or attainment of working capital levels; or

  •
  debt reduction.

        The Administrator may make other adjustments to the goals at the time they are determined regarding any extraordinary items, or unusual or non-recurring items. Performance goals may be established on a corporate-wide basis; with respect to one or more business units, divisions, or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Stock Awards and Restricted Stock

        The Administrator will determine the number and timing of stock awards to be granted. The Administrator may also modify or accelerate the delivery of a stock award under circumstances it deems appropriate. The Administrator may subject the stock awards to terms, conditions, restrictions, and/or limitations, including, but not limited to, restrictions on transferability and continued employment, as long as they are not inconsistent with the Plan. During the period restricted stock is subject to the above restrictions, the Administrator may, in its sole discretion, grant to the holder of restricted stock all or any of the rights of a stockholder with respect to the restricted stock shares, including, but not limited to, the right to vote and the right to receive dividends.

        A recipient of a deferred stock or stock unit award will receive, subject to certain conditions which could include the achievement of performance goals determined by the Administrator, a fixed number of shares of stock at the end of a specified deferral period or periods. During the deferral period(s), recipients will have no rights as a stockholder with respect to any shares of stock. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will either be paid to the grantee, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Administrator at the time of the award. Shares of stock awarded pursuant to a deferred stock award will be issued and delivered at the end of a deferral period as specified in the deferred stock agreement evidencing such award, and may be subject to additional conditions determined by the Administrator. Deferred stock awards will be subject to a vesting schedule of at least three years, unless the award is made in lieu of other compensation or is made to a new hire to replace awards forfeited from his or her prior employer.

        Nontransferability of Awards.    In general, during a participant's lifetime, his or her awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution as well as, under certain circumstances, to family members and related trusts. The Administrator has the discretionary authority to grant transferability to non-qualified stock options.

        Stock Withholding.    The Administrator may allow participants in the Plan to satisfy their withholding obligations, if applicable, by electing to have a certain number of shares of stock held by the participant delivered to us, or a certain number of shares of stock, which would be received pursuant to the exercise of the option withheld by us.

        Adjustment Upon Change in Capitalization.    Subject to any required action by our stockholders, in the event that our stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments will be made in the number and class of shares of stock under the Plan, the number of shares of stock subject to any award outstanding under the Plan, and the exercise price of any outstanding option. Any such adjustment will be made by the Administrator, whose determination shall be conclusive.

        Merger or Asset Sale.    In connection with any merger, or sale of all or substantially all of our assets, each outstanding award may be assumed or an equivalent award substituted by a successor corporation. If the successor corporation does not assume the award or substitute a substantially equivalent award, each share of restricted stock will be immediately vested and the value of the restricted stock will be paid to the recipient in cash and each option will become fully vested and exercisable for a period of time determined by the Administrator.

        Change in Control.    Any outstanding awards will become fully vested and exercisable upon a change in control unless the awards are assumed by our successor or substituted with awards of equal value. In addition, the Administrator may provide in an award agreement or otherwise, that awards are cashed out immediately upon a change in control. A "change in control" will be defined as:

  •
  any "person" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), including a "group" within the meaning of Section 13(d) but excluding us and any of our subsidiaries and any employee benefit plan sponsored or maintained by us or any of our subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing thirty percent (30%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of our directors ("Voting Securities"); or

  •
  the consummation of a merger, consolidation, reorganization or any other business combination (any of the foregoing, a "Business Combination") of or involving us and another person or persons where the persons who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination do not beneficially own, directly or indirectly, immediately after such transaction, securities representing more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of us or of the entity acquiring us in such Business Combination; or

  •
  a complete liquidation or dissolution of us; or

  •
  a sale, lease, exchange or other disposition or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets or business; provided, that a change of control under this clause shall not be deemed to have occurred where we sell, exchange or otherwise dispose of or transfer all or substantially all of our assets or business to another corporation which is beneficially owned, directly or indirectly, immediately following such transaction by the holders of the Voting Securities in substantially the same proportions as their ownership of the Voting Securities immediately prior to such transaction; or

  •
  such time as the continuing directors (as defined below) do not constitute at least a majority of our Board of Directors (or, if applicable, of a successor), where the term "continuing director" means at any date a director who was (x) a director on the date of the Plan or (y) nominated or elected subsequent to such date by at least a majority of the directors who were continuing directors at the time of such nomination or election or whose election to the board was recommended or endorsed by at least a majority of the directors who were our continuing directors at the time of such nomination or election (it being understood that no individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board shall be a continuing director).

        Amendments, Suspensions and Termination of the Plan.    Our Board of Directors will be able to amend, suspend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) materially increases the number of shares under the Plan, (ii) materially increases the maximum number of shares allowed for grants to any participant, (iii) materially changes the class of persons eligible to receive grants of awards, (iv) materially increases the benefits to participants under the Plan, or (v) as otherwise required by applicable law or Nasdaq rule. In any event, the Plan will terminate automatically ten years after it is approved by the stockholders.

Federal Income Tax Consequences

        Restricted Stock.    Shares of restricted stock received under the Plan will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a grantee does not make the election described below, the grantee will realize no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the grantee will realize ordinary income equal to the fair market value of the shares at that time and, provided that certain requirements of the Code are met, we will be entitled to a corresponding deduction. Dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by a grantee. A grantee's tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the grantee's holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the grantee will realize short-term or long-term gain or loss depending how long the shares will have been held prior to the sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the grantee's tax basis of the shares.

        A grantee receiving shares of a restricted stock will be able to make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the grantee would elect to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the grantee receives them (valued without taking the restrictions into account) and, provided that certain requirements of the Code are met, we will be entitled to a corresponding deduction. By making a section 83(b) election, the grantee will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. Dividend payments, if any, received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming we have adequate current or accumulated earnings and profits. The grantee's tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the grantee, and the grantee's holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to us, the grantee will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the grantee upon the making of the section 83(b) election. To make a section 83(b) election, a grantee must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the grantee must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

        Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after the grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of us. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Nonqualifed Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes ordinary taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Stock Appreciation Rights.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a stock appreciation right will constitute wages for which withholding will be required. We will be entitled to a tax deduction in the same amount. If the optionee receives common stock upon the exercise of a stock appreciation right, any gain or loss on the subsequent sale of such stock will be treated in the same manner as discussed above under "Nonqualified Stock Options."

        Deferred Stock and Stock Units. A grantee realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the grantee receives shares of common stock, the grantee will realize ordinary income equal to the fair market value of the shares at that time and, provided that certain requirements of the Code are met, we will be entitled to a corresponding deduction. A grantee's tax basis in shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when the grantee receives them. Upon sale of the shares, the grantee will realize short-term or long-term capital gain or loss, depending upon how long he or she has held the shares. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the grantee's hands.

        The foregoing is only a summary of the effect of federal income taxation upon award grantees and us with respect to the grant of awards under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

New Plan Benefits

        There have been no grants under the Plan. Because benefits under the Plan will depend on the actions of the Committee and the value of our common stock, it is not possible to determine the benefits that will be received if the Plan is approved by our stockholders.

        The Board of Directors recommends that the stockholders vote "FOR" the adoption of the Pharmacopeia, Inc. 2004 Stock Incentive Plan.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP, certified public accountants, as independent accountants to audit and report upon our consolidated financial statements for the period commencing January 1, 2004 and ending March 31, 2005. Ratification requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by proxy will be voted for ratification of the appointment of Ernst & Young LLP as independent accountants to audit and report upon our consolidated financial statements for the period commencing January 1, 2004 and ending March 31, 2005. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

        One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

        The Board of Directors recommends that the stockholders vote "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audits of our annual financial statements for the fiscal years ended December 31, 2003 and 2002, for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2003 and 2002, and fees billed for other services rendered by Ernst & Young LLP:

	2003	2002
Audit fees(1)	$383,518	$370,510
Audit related fees(2)	—	—

Audit and audit related fees	383,518	370,510
Tax fees(3)	5,123	24,881
All other fees(4)	4,000	4,000

Total fees	$392,641	$399,391

(1)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered, and related to the registration statement on Form 10 filed by our wholly-owned subsidiary, PDD, in connection with the proposed separation of our software and drug discovery segments through a pro rata distribution to our stockholders of 100% of the outstanding shares of common stock of PDD.

(2)
Audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans, as well as accounting research and due diligence services.

(3)
During fiscal years 2002 and 2003, we engaged Ernst and Young LLP to provide tax compliance services with respect to foreign tax compliance.

(4)
All other fees for 2002 and 2003 consisted of fees paid to Ernst & Young LLP in connection with the use of online services.

        During fiscal years 2003 and 2002, we did not engage Ernst & Young LLP to provide any professional services related to financial information systems design and implementation.

        It is the practice of the Audit Committee to pre-approve all services rendered to us by our independent accountants in accordance with all applicable legal requirements and all services provided by its independent accountants were so approved. Our Audit Committee also determined that the provision of the non-audit services by Ernst & Young LLP described above is compatible with maintaining the independence of such independent auditor.

OTHER INFORMATION REGARDING US

Performance Graph

        The following graph compares the cumulative total stockholder return to Pharmacopeia, Inc.'s stockholders during the five-year period ended December 31, 2003 to (i) the Nasdaq Pharmaceuticals Index and (ii) the Nasdaq Stock Market (U.S. Companies) Index.

        The information contained in this report shall not be deemed "soliciting material" or "filed" or "incorporated by reference" in future filings with the Securities and Exchange Commission, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

COMPARATIVE CUMULATIVE RETURN AMONG PHARMACOPEIA, INC.,
NASDAQ PHARMACEUTICALS INDEX AND NASDAQ MARKET INDEX

EXECUTIVE COMPENSATION

Compensation Tables

        Summary Compensation Table.    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of Pharmacopeia (the "Named Executive Officers") for services rendered to us in each of the last three fiscal years:

					Long Term Compensation Awards(2)
	Annual Compensation(1)				Restricted Stock Awards ($)(3)
Name and Principal Position						Securities Underlying Options(#)	All Other Compensation ($)(4)
	Year	Salary($)		Bonus($)
Joseph A. Mollica Chairman, President and Chief Executive Officer	2003 2002 2001	530,000 526,667 505,833		— — —	— — —	150,000 100,000 150,000	74,132 48,580 5,250	(5) (5)
Mark J. Emkjer Executive Vice President President, Accelrys Inc.	2003 2002 2001	325,000 19,791 —	(6)	75,000 —		50,000 250,000	6,000 594
Stephen A. Spearman Executive Vice President and Chief Operating Officer, Pharmacopeia Drug Discovery, Inc.	2003 2002 2001	298,000 296,333 284,667		— —	— —	100,000 25,000 40,000	18,462 6,000 5,250	(5)
John J. Hanlon Executive Vice President and Chief Financial Officer	2003 2002 2001	275,000 163,590 —	(7)	— — —	— — —	75,000 75,000 —	23,811 4,906 —	(5)
John Delli Santi Senior Vice President, Worldwide Sales, Accelrys Inc.	2003 2002 2001	265,409 246,666 224,167		— —	— — 10,001	30,000 15,000 35,000	38,588 60,943 85,077	(8) (9) (10)

(1)
The value of certain perquisites or personal benefits is not included in the amounts disclosed because it did not exceed for any Named Executive Officer the lesser of either $50,000 or 10% of total annual salary and bonus reported for the Named Executive Officer.

(2)
We did not grant any stock appreciation rights or make any long-term incentive plan payments to any Named Executive Officer in 2001, 2002 or 2003.

(3)
During 2001, 720 shares of restricted Common Stock were awarded to Mr. Delli Santi. In 2002 and 2003, no shares of restricted Common Stock were awarded or sold to the Named Executive Officers. As of December 31, 2003, Dr. Mollica held 164,993 shares of restricted Common Stock with an aggregate value of $2,347,850. Dr. Mollica is entitled to dividends paid with respect to such shares. The other Named Executive Officers held no shares of restricted Common Stock as of December 31, 2003.

(4)
Represents our 401(k) matching contributions in 2001, 2002 and 2003.

(5)
Represents, in addition to our 401(k) matching contributions, vacation payouts of $20,385 in each of 2003 and 2002 for Dr. Mollica, $11,462 in 2003 for Dr. Spearman and $17,811 in 2003 for Mr. Hanlon; and reimbursement of certain of Dr. Mollica's San Diego-based housing costs in 2003 and 2002 of $46,747 and $22,195, respectively.

(6)
Mr. Emkjer began his employment with us in December 2002.

(7)
Mr. Hanlon began his employment with us in May 2002.

(8)
Represents, in addition to our 401(k) matching contributions, sales commissions of $21,536, a vacation payout of $9,807 and proceeds from the sale of shares of restricted Common Stock of $2,940.

(9)
Represents, in addition to our 401(k) matching contributions, reimbursement for relocation expenses of $18,206, a vacation payout of $9,538, proceeds from the sale of shares of restricted Common Stock of $1,927, proceeds from the exercise of options to purchase shares of Common Stock of $26,775, and proceeds from the sale of shares of Common Stock in our Employee Stock Purchase Plan of $496.

(10)
Represents, in addition to our 401(k) matching contributions, sales commissions of $79,827.

        Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the year ended December 31, 2003 to each of the Named Executive Officers:

				Assumed Annual Rate of Stock Appreciation for Option Term (2)
		% of Total Options Granted to Employees in Fiscal Year
Name	Options Granted (#)(1)		Exercise Price	Expiration Date	5%	10%
Joseph A. Mollica	150,000	11.78%	$6.21	2/5/13	$585,815	$1,484,571
Mark J. Emkjer	50,000	3.93%	$6.21	2/5/13	195,272	494,857
Stephen A. Spearman	100,000	7.85%	$6.21	2/5/13	390,544	989,714
John J. Hanlon	75,000	5.89%	$6.21	2/5/13	292,908	742,286
John Delli Santi	30,000	2.36%	$6.21	2/5/13	117,163	296,914

(1)
The listed options become exercisable as follows: one-fourth of the total number of shares subject to the options are exercisable one year from the grant date and an additional one forty-eighth of the total number of shares are exercisable each full month thereafter for the next 36 months based on the optionee's continuing to be employed by us.

(2)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

        Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth for each of the Named Executive Officers options exercised during 2003 and the fiscal year-end value of unexercised options:

			Number of Shares Underlying Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End ($)(1)
	Shares Acquired on Exercise(3)
Name		Value Realized ($)(1)	Unexercised Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph A. Mollica	—	—	413,435	271,565	745,695	1,392,105
Mark J. Emkjer	—	—	62,500	237,500	324,375	1,374,125
Stephen A. Spearman	—	—	143,811	132,189	182,336	849,279
John J. Hanlon	—	—	29,687	120,313	100,342	754,658
John Delli Santi	—	—	54,812	54,742	40,629	268,967

(1)
Market value of underlying securities at exercise date or, year-end, as the case may be, minus the exercise price.

2003 Equity Compensation Plan Information

(as of the end of the fiscal year—December 31, 2003
and as of the Record Date—March 25, 2004)

	(a)		(b)
					(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights
					Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(as of 12/31/03)	(as of 3/25/04)	(as of 12/31/03)	(as of 3/25/04)	(as of 12/31/03)	(as of 3/25/04)
Equity compensation plans approved by security holders
1994 Incentive Stock Plan	4,084,868	4,015,479	$15.98	$15.89	191,778	17,643
1995 Directors Stock Plan	183,333	183,333	$18.06	$18.06	58,333	58,333
Equity compensation plans not approved by security holders
2000 Stock Option Plan	1,174,012	1,015,457	$13.83	$14.06	319,627	382,909
Total	5,442,213	5,214,269			569,738	458,885

Description of the Pharmacopeia, Inc. 2000 Stock Option Plan

        Purpose.    The general purpose of the Pharmacopeia, Inc. 2000 Stock Option Plan (the "2000 Plan") is to materially increase stockholder value by: (i) providing performance related incentives that motivate superior performance on the part of our employees and consultants; (ii) providing our employees and consultants with the opportunity to acquire an ownership interest in us, and to thereby acquire a greater stake in us and a closer identity with us; and (iii) enabling us to attract and retain the services of employees and consultants of outstanding ability and upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent. We expect the 2000 Plan will accomplish these goals by providing our eligible employees and consultants with awards of restricted stock, non-qualified stock options or stock appreciation rights (the "Awards").

        Eligibility.    Any employee or consultant who is not a "covered employee" within the meaning of Section 162(m) of the Code and who is not subject to Section 16 of the Exchange Act is eligible to participate in the 2000 Plan.

        Administration. A committee made up of one or more of our directors (the "Committee") administers the 2000 Plan. The Committee has the full authority to (i) interpret and administer the 2000 Plan; (ii) select the eligible employees and consultants to whom Awards may be granted; (iii) determine the times at which such Awards may be granted; (iv) determine the time and manner in which stock options may be exercised; (v) determine the amounts and terms and conditions of Awards to be granted; (vi) determine the terms and conditions of agreements which will be entered into with participants; (vii) establish different terms and conditions with respect to the granting of the same type of Award to different participants; (viii) accelerate the exercisability or vesting of any Award; (ix) determine the effect, if any, of a change in control upon outstanding Awards; (x) adopt and amend regulations for carrying out the 2000 Plan; and (xi) make all other determinations deemed necessary or advisable for the administration of the 2000 Plan. All decisions and other actions of the Committee are final and binding on all participants in the 2000 Plan.

        Shares of Stock Subject to the 2000 Plan.    The total number of shares of our Common Stock available for Awards under the 2000 Plan is 750,000 shares (subject to adjustments for stock splits, stock dividends and the like) which equals approximately 3% of the outstanding shares of our Common Stock as of December 31, 2003.

        Non-Qualified Stock Options.    An Award of Non-Qualified Stock Options ("Options") is a grant by us to the recipient of the right to purchase a specified number of shares of common stock from us for a specified time period at a fixed price. Grants of Options are evidenced by option agreements. The price per share at which common stock may be purchased upon exercise of an Option is determined by the Committee. The Committee specifies when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option will in no event be greater than 10 years.

        Stock Appreciation Rights.    An Award of Stock Appreciation Rights ("SARs") is a grant by us to the recipient of the right to receive, upon exercise of the SAR, a payment equal to the excess of the fair market value of the shares of common stock covered by the SAR on the date of exercise over the base price of the SAR. The base price of a SAR shall be the fair market value of the common stock on the date of grant. SARs are rights to receive a payment in cash, common stock or Restricted Stock as determined by the Committee. The value of these rights, determined by the appreciation in the number of shares of common stock subject to the SAR, will be evidenced by SAR agreements. The term of the SAR will in no event be greater than 10 years.

        A SAR granted under the Plan may be granted in tandem with all or a portion of a related Option. Upon exercise of a SAR issued in tandem with an Option or lapse thereof, the related Option will be canceled automatically to the extent of the number of shares ofcommon stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of common stock covered by the grant, the related SAR will be canceled automatically to the extent of the number of shares of common stock covered by the Option exercise.

        Restricted Stock.    An Award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events. Such Award will be evidenced by a restricted stock agreement which will specify the duration of the restriction period and the events under which the restricted stock may be forfeited to us. The certificate(s) representing the restricted stock shall bear a legend as to restrictions on the sale, transfer, assignment, or pledge of the restricted stock during any restriction period and deposited by the holder, together with a stock power endorsed in blank, with us. During the restriction period, unless otherwise specified by the Committee, the holder has the right to receive dividends on, and to vote, the shares of restricted stock.

        Amendment and Termination.    Our Board of Directors has authority to amend, suspend or terminate the 2000 Plan at any time. However, no amendment may be made without stockholder approval to the extent such approval is required by any applicable law or the rules of a stock exchange or NASDAQ.

        The 2000 Plan will remain in effect until ten years from the date of its adoption, unless earlier terminated by our Board of Directors. Any such termination will not affect Awards outstanding under the 2000 Plan.

Report of the Compensation Committee

        The following is a report of the Compensation Committee (the "Committee") of our Board of Directors describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2003. The Committee reviews and approves our executive compensation policies. The information contained in this report shall not be deemed "soliciting material" or "filed" or "incorporated by reference" in future filings with the Securities and Exchange Commission, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

  Compensation Philosophy

        The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal, the Company seeks to offer its executive officers competitive compensation based upon their performance and the performance of the Company. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to recognize and reward individual contributions to the Company's performance, and to link executive officer compensation and stockholder interests through equity-based plans. The Company currently uses three integrated components—Base Salary, Variable Annual Incentives and Long-Term Incentives—to meet these goals.

  Base Salary

        The base salary component of the total compensation is designed to compensate executives competitively within the industry. The Committee reviewed and approved fiscal year 2003 base salaries for the Chief Executive Officer and other executive officers. Base salaries were established by the Committee based upon competitive compensation data, and the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer base salaries have been targeted at or above the average rates paid by competitors in similar size companies to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation survey, the Top Five Data Services Report on Executive Compensation in the Biopharmaceutical Industry and the Culpepper

Survey on the Software Industry). In making base salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

        The base salaries of the Chief Executive Officer and our other executive officers were the same in 2003 as in 2002.

  Variable Annual Incentives

        Variable incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a compensation policy (the "Compensation Policy") which compensates officers in the form of annual bonuses that are paid in cash. The Committee established target bonuses for each executive officer relative to the officer's base salary. The Compensation Policy is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance evaluations. The Company-based performance goals are tied to different indicators of the Company's performance, such as achievement of revenue, research and development, and other operating objectives. These Company-based performance goals vary from year to year and are somewhat subjective in nature. The individual officer's performance goals are taken into account and are tied to different indicators of the individual officer's performance (such as having achieved a research and development project milestone) and, except in the case of the Chief Executive Officer, are based upon the evaluation of the Chief Executive Officer. The Chief Executive Officer's achievement of individual performance goals is determined by the Committee. The Committee evaluates the achievement level of the Company's annual goals and approves a performance rating relative to the goals. At the beginning of each year, the Company's objectives are assigned a relative weighting factor to assist in the priority setting and subsequent evaluation of performance against objectives that is conducted at the end of the year. This evaluation is subjective and is influenced by the Committee's perception of the importance of the various corporate goals. The aggregate amount of the bonus pool can range from 50-150% of the total individual target amounts based upon achievement of individual goals. The Committee believes that the Company's Compensation Policy provides an excellent link between the Company's performance and the incentives paid to executives.

        Based upon the Company's financial performance in 2003, no incentive bonuses were paid to our executive officers for 2003.

  Long-Term Incentives

        The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Incentive Stock Plan (the "1994 Plan") and the opportunity to purchase stock under the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Company's Board of Directors believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

        The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 10% of their earnings withheld for purchases of the Company's Common Stock on certain dates specified by the Board. The price of the Company's Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each six-month offering period or on each specified purchase date.

        During fiscal 2003, the Committee granted Dr. Mollica options to purchase 150,000 shares of the Company's Common Stock under the 1994 Plan and granted Executive Vice Presidents and Vice Presidents options to purchase an aggregate 687,500 shares of the Company's Common Stock under the 1994 Plan.

  Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Dr. Mollica's base salary for fiscal 2003 was set at $530,000, the same as his base salary for fiscal 2002. Dr. Mollica's base salary was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. In 2003, Dr. Mollica was granted options to purchase 150,000 shares of the Company's Common Stock. Under the Compensation Policy, Dr. Mollica received no bonus for 2003 performance. Dr. Mollica's total 2003 compensation was based on the Company's accomplishments and his contributions thereto, including (i) the successful implementation of the restructuring of the business (focused principally on Accelrys) and other cost containment initiatives in the third and fourth quarters of 2002, (ii) the conclusion of new or expanded third party collaboration agreements and the attainment of contractual milestones under a number of existing third party collaboration agreements and (iii) the significant enhancements made with respect to the capabilities of the Company's executive management group, including the addition of key officers augmenting the Accelrys management team.

  Section 162(m)

        The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

        In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Respectfully submitted by: COMPENSATION COMMITTEE
Gary E. Costley (Chair) Frank Baldino, Jr. Kenneth L. Coleman

Report of the Audit Committee

        The information contained in this report shall not be deemed "soliciting material" or "filed" or "incorporated by reference" in future filings with the Securities and Exchange Commission, or subject to liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        Pursuant to the Company's Audit Committee Charter (a copy of which was attached as Exhibit A to the Company's proxy statement filed with the Securities and Exchange Commission on April 4, 2003), the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently comprised of three independent directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements proposed to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with Ernst & Young LLP the matters to be discussed by Statement on Auditing Standard No. 61. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

        The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2003.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements described above be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has reappointed, subject to stockholder approval, Ernst & Young LLP as the Company's independent auditors for the period commencing January 1, 2004 and ending March 31, 2005.

Respectfully submitted by:
AUDIT COMMITTEE
Ricardo B. Levy (Chair) Frank Baldino, Jr. Gary E. Costley

Section 16(a) Beneficial Ownership Reporting Compliance

        On the basis of reports and representations submitted by or on behalf of our directors, executive officers and ten percent stockholders, all Forms 3, 4 and 5 showing ownership of and change of ownership in the Company's equity securities during 2003 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act, except that the Forms 4 of Joseph A. Mollica, Stephen A. Spearman, Mark J. Emkjer, John J. Hanlon, William J. DeLorbe, Michael G. Lenahan, John Delli Santi and Nicholas Austin that should have been filed in February 2004 inadvertently were filed late with the Securities and Exchange Commission in March 2004. All of our directors, officers and greater-than-10% stockholders are now current in their filings.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee during 2003 was composed of the following independent directors: Drs. Baldino and Costley and Charles A. Sanders, M.D. (prior to May 1, 2003), and Drs. Baldino and Costley and Mr. Coleman (on and after May 1, 2003).

Certain Relationships and Related Transactions

  Spin-Off Agreements

        In conjunction with our spin-off of PDD, the two companies will enter into various agreements for purposes of governing certain of the ongoing relationships between us and PDD after the spin-off and to provide for the orderly transition to the status of two independent companies. The agreements will govern the relationship between us and PDD subsequent to the spin-off and provide for the allocation of tax, employee benefits and certain other liabilities and obligations arising from the periods prior to the spin-off. The companies will have one common director.

  Distribution Agreement

        We and PDD will enter into a distribution agreement providing for, among other things, certain corporate transactions required to effect the distribution and other arrangements between us and PDD subsequent to the distribution.

        In particular, the distribution agreement defines the assets, liabilities and contractual relationships that are being allocated to and assumed by PDD and those which will remain with us. The distribution agreement also defines what constitutes our business and what constitutes PDD's business.

        Pursuant to the distribution agreement, we are obligated to transfer or cause to be transferred to PDD all our right, title and interest in the assets comprising PDD's business. All assets are being transferred without any representation or warranty, "as is-where is", and PDD bears the risk that any necessary consent to transfer is not obtained. Each party also agrees to exercise its respective commercially reasonable efforts promptly to obtain any necessary consents and approvals and to take such actions as may be reasonably necessary or desirable to carry out the purposes of the distribution agreement and the other agreements summarized below.

        The distribution agreement provides for, among other things, assumptions of actual or contingent liabilities and cross indemnities designed to allocate generally, effective as of the distribution date, financial responsibility for the liabilities arising out of or in connection with (i) the business conducted by PDD to PDD and (ii) all other liabilities to us. The distribution agreement provides for the allocation generally of the financial responsibility for the liabilities arising out of or in connection with former businesses, including those formerly conducted by or associated with us or PDD. Under the terms of the distribution agreement, we may withdraw the proposed distribution without liability at any time prior to the time that the distribution is effected.

        The distribution agreement includes provisions governing the administration of certain insurance programs and the procedures for making claims. The distribution agreement also allocates the right to proceeds and the obligation to satisfy deductibles under certain insurance policies.

        In the event that any transfers contemplated by the distribution agreement were not effected on or prior to the distribution date, the parties are required to cooperate to effect such transfers as promptly as practicable following the distribution date, and pending any such transfers, to hold any asset not so transferred in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), and to retain any liability not so transferred for the account of the party by whom such liability is to be assumed. Under the distribution agreement, we and PDD agree to provide to the other party, subject to certain conditions, access to certain corporate records and information and to provide or cause to be provided certain services on such terms as are set forth in a transition services agreement between such parties.

        The distribution agreement also provides that, except as otherwise set forth therein or in any related agreement, all costs or expenses incurred in connection with the distribution will be charged to and paid by us.

  Transition Services Agreement

        We and PDD will enter into a transition services agreement pursuant to which PDD will provide us with certain limited administrative and support services. Pursuant to the transition services agreement, we will provide PDD with certain administrative and support services. These services may include management, business and financial information systems advice and services, support for the maintenance of corporate records and personnel administration advice and services.

  Tax Sharing and Indemnification Agreement

        In order to allocate our responsibilities for taxes and certain other tax matters, we and PDD will enter into a tax sharing and indemnification agreement prior to the date of the distribution. Under the terms of the agreement, we will pay all consolidated federal income taxes, and consolidated, combined and unitary state income taxes from all periods prior to the distribution, except, as described below, for certain taxes that may be incurred if the distribution is not tax-free.

        We will also be responsible for, and will hold PDD harmless from, any liability for income taxes of us or any member of our group by reason (other than PDD) of PDD being severally liable for those taxes under U.S. Treasury regulation or analogous state or local provisions.

        With respect to separate state or foreign income taxes imposed on PDD, PDD will be responsible for and will indemnify and hold us harmless from, any liability for PDD's income taxes with respect to taxable periods or portions of periods beginning on or after the date of PDD's incorporation. PDD will also be responsible for, and will indemnify and hold us harmless from, any liability for PDD's non-income taxes.

        The tax sharing and indemnification agreement includes covenants, including certain covenants designed to ensure that the transaction is tax-free, as described above. If PDD breaches any of those covenants, PDD would be liable for any taxes and other damages arising from PDD's breach of those covenants.

        In addition to the allocation of liability for PDD's taxes, the terms of the agreement also provide for other tax matters, including tax refunds, returns and audits.

  Employee Matters Agreement

        PDD and we will enter into an employee matters agreement, which will allocate responsibilities and obligations with respect to certain employee benefit plans and other employment-related matters on and after the distribution date. The employee matters agreement is summarized below.

        Generally, any outstanding options to purchase our common stock (the "Pharmacopeia Options") issued under the Pharmacopeia, Inc. 1994 Incentive Stock Plan, the Pharmacopeia, Inc. 1995 Director Option Plan and the Pharmacopeia, Inc. 2000 Stock Option Plan (collectively, the "Pharmacopeia Stock Option Plans") will be adjusted or converted to maintain the then existing intrinsic value of the Pharmacopeia Options and maintain the ratio of the then existing exercise price per share to the market value per share in accordance with applicable accounting standards.

        Under the employee matters agreement, PDD and we will identify those current and former employees who are employed (or, in the case of former employees, were employed) in the Accelrys business and those employees employed in the PDD business. PDD will assume all the employee benefit plan, workers' compensation, unemployment compensation, bonus, fringe benefit and vacation liabilities, which relate to PDD's current and former employees (both foreign and domestic) as of the distribution date. PDD will also, generally, recognize any service earned by PDD employees with us for purposes of determining eligibility for and vesting in any benefits (including sick pay and vacation accrual).

        During a transition period, which will begin on the distribution date and will end no later than December 31, 2004, PDD's employees may continue their participation in plans maintained by us. The transition period with respect to any particular employee benefit (for example, our 401(k) savings plan or medical plan) may end prior to December 31, 2004 if PDD and we agree on such an earlier date. During the transition period, PDD will have input in the shared employee benefit plans with regard to PDD's employees, and PDD will also be able to change the terms of the plans as they apply to their employees. However, we will be primarily responsible for maintaining and administering these plans, notifying vendors, third party administrators, insurance companies and other service providers regarding the distribution, and will indemnify PDD for any liabilities that arise from our failure to fulfill our obligations under the employee matters agreement.

        With respect to our 401(k) plan during the transition period, any matching contributions for our employees will be initially invested in our stock. After the transition period, PDD will adopt a 401(k) savings plan for the benefit of PDD's employees and former employees. We will transfer the accounts of PDD's current and former employees under our 401(k) savings plan to PDD's 401(k) savings plan effective as of a date no later than January 1, 2005. After the transfer of 401(k) accounts, PDD participants will be able to change the investment of the portion of their accounts, if any, which is invested in our stock, and our participants in our 401(k) savings plan will be able to do the same with amounts invested in PDD stock.

        Following the transition period, in the event that the contributions by PDD's participants in the flexible spending accounts maintained under our plan are less than the amount paid out from the cafeteria plan, PDD will be reimbursed by us. In the event that these contributions are less than the amount paid out by the cafeteria plan, PDD will reimburse us.

        We have agreed with PDD that the distribution is not a severance of employment for the purposes of any employee benefit plan that we or PDD maintains.

        We and PDD have agreed to safeguard and utilize protected health information relating to PDD's current and former employees in accordance with applicable federal privacy regulations under the Health Insurance Portability and Accountability Act of 1996.

        We maintain a non-qualified deferred compensation plan for select key management and highly-compensated employees of ours, including certain employees who will become PDD employees after the distribution. The non-qualified deferred compensation plan is funded by a rabbi trust, which is a trust established by us that is subject to the claims of our general creditors in the event of our bankruptcy or insolvency. After the distribution, amounts contributed by PDD employees and former employees to our non-qualified deferred compensation plan will be transferred to PDD or to a rabbi trust that PDD establishes.

        Foreign employees, former employees and employee benefit plans (including retirement and welfare plans) will be dealt with in a similar manner, to the extent permitted by local applicable law, in which those benefits are described above for domestic employees. Generally, PDD will be responsible for the liabilities relating to PDD's current and former employees as of the distribution date.

        PDD and we have agreed to share data to the extent necessary for accounting and auditing purposes. We have agreed to cooperate with each other to the extent permitted by applicable law.

        PDD or we may notify the other party of any disputes that arise under the employee matters agreement. Disputes will be resolved by negotiation between PDD's executives and our executives. Only after a period of negotiation may either party begin litigation or another procedure allowed by law.

  Patent and Software License Agreement

        We and PDD will enter into a patent and software license agreement, whereby we will grant to PDD a non-exclusive license (i) to utilize various software applications we currently provide to PDD and that PDD presently uses in its drug discovery business and (ii) to a number of patents which we own and with respect to which PDD funded a portion of the patent prosecution and filing costs.

  Additional Relationships and Related Transactions.

        James J. Marino, one of our directors, is a partner at Dechert LLP, a law firm that we retained in 2001, 2002 and 2003 and continue to retain in 2004.

        We and Paul A. Bartlett, Ph.D., one of our directors, are parties to a consulting agreement pursuant to which Dr. Bartlett receives annual compensation of $36,000. The current term of the agreement expires in March 2005. In 2003, we paid Dr. Bartlett $75,000 pursuant to the consulting agreement.

Ethics and Business Conduct Policy

        We adopted our Ethics and Business Conduct Policy in its current form in March 2004. The Ethics and Business Conduct Policy applies to all of our employees and directors.

        Our Ethics and Business Conduct Policy is posted on our Internet website. Our Internet address is www.pharmacopeia.com. Any waivers of the application of the Ethics and Business Conduct Policy to directors or executive officers must be made either by the Board of Directors or the Audit Committee. Any waiver of the Ethics and Business Conduct Policy will be disclosed promptly on our Internet website. Any amendment of the Ethics and Business Conduct Policy also will be disclosed promptly on our Internet website.

OTHER MATTERS

        We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Princeton, New Jersey
Dated: April 12, 2004

APPENDIX A

PHARMACOPEIA, INC.

CHARTER OF
CORPORATE GOVERNANCE COMMITTEE

        Mission Statement.    The Corporate Governance Committee (the "Committee") of the Board of Directors of Pharmacopeia, Inc. ("Pharmacopeia" or the "Company") will assist the Board of Directors in fulfilling its responsibilities with the respect to its stewardship of the Company, as more fully described in this Charter.

        Organizational Matters.    The Committee will be a committee of the Board as contemplated by Article 4 of the Bylaws of the Company and Section 141 of the General Corporation Law of the State of Delaware.

          Composition.    The Committee shall consist exclusively of not less than three (3) directors selected by the full Board. A majority of these Board members shall be "Independent." Independence shall mean that the members have no relationship that may interfere with the exercise of their independence from management and the Company. Members of the Committee also shall otherwise meet the independence standards required by applicable law, regulations and listing requirements.

          Term.    The Committee members shall be appointed for terms of one (1) year at the annual meeting of the Board. The Chair of the Committee shall be designated by the Board.

          Meetings.    The Committee shall meet at such times and from time to time as it deems appropriate, but not less than once each year. The Committee may invite to any of its meetings other directors, members of Company management and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

          Reporting.    The Committee shall report to the full Board, orally or in writing, at the Board's first meeting following each such meeting of the Committee, with respect to the Committee's activities and its recommendations to the Board.

        General Authority.    The Committee shall have the authority to confer with Company management and other employees to the extent it deems necessary or appropriate to fulfill its responsibilities. The Committee is authorized to conduct or initiate inquiries or investigations into any matters within the Committee's scope of responsibilities and shall have full access to the books, records, facilities and personnel of the Company. The Committee is further authorized to seek outside legal or other expert advice, including financial advice, to the extent it deems necessary or appropriate from time to time, provided that the Committee keeps the Board reasonably informed as to the nature and extent of such outside advice.

        Role and Responsibilities.    The Committee shall have full power and authority to carry out the following activities, for which it shall have responsibility:

          General.

        1.    Compliance.    Review on an annual basis the Board's compliance with SEC and NASDAQ rules, including (if appropriate) preparation and review of any required Committee report for the Company's annual proxy statement.

        2.    Corporate Governance.    Develop and periodically review and revise principles and standards for corporate governance of the Company, and make recommendations to the Board as to adoption and revision of such principles and standards.

        3.    Consultation.    Consult with the President and Chief Executive Officer of the Company with respect to carrying out the responsibilities of the Committee and implementing those recommendations of the Committee adopted by the Board.

          Composition, Performance and Compensation of the Board.

        1.    Qualifications.    Develop qualifications and other criteria for individual candidates for the Board including, without limitation, background, technical and industry-specific skills, affiliations and personal characteristics.

        2.    Identification, Evaluation and Recommendation.    In consultation with, and with the assistance of, the Chairman of the Board and Chief Executive Officer, identify candidates for election to the Board; gather information on such candidates; and conduct interviews and hold meetings with candidates. Make recommendations to the full Board as to particular candidates to fill vacancies on the Board from time to time. Make recommendations to the full Board as to the slate of candidates for membership on the Board and to be presented to the stockholders for consideration at the Company's Annual Meeting of Stockholders.

        3.    Composition.    Review the composition and size of the Board as a whole, in order to ensure that the Board has the appropriate experience, expertise and perspective, as well as the diversity of age, sex, race and ethnicity, that the Company believes will foster the effective functioning of the Board and will best promote the interests of the Board, the Company and Pharmacopeia stockholders.

        4.    Age and Term Limits.    Review the Company's policies concerning minimum and maximum (i.e., mandatory retirement) ages of directors and, if deemed appropriate, term limits for Board members.

        5.    Evaluation of Board and Individual Directors.    On a regular basis, conduct an assessment and evaluation of the performance of the Board, as a whole, and the directors individually. Make recommendations to the full Board as to whether individual members should stand for re-election.

        6.    Director Compensation.    Develop recommendations for approval of the full Board regarding compensation of non-employee directors of the Company. Report to the full Board on an annual basis on the compensation of Board members as compared to compensation of directors of comparable companies, and make recommendations regarding changes to the Company's director compensation practices.

          Succession Planning.

        1.    Company Executives.    In consultation with the President and Chief Executive Officer, review succession planning relating to the Company's President and Chief Executive Officer as well as other key members of Company senior management. Require the President and Chief Executive Officer to prepare and update regularly his or her recommendation as to the individual who should succeed him or her in such position in the event he or she becomes unable to perform the duties of the office.

        2.    Board Members.    Plan for continuity on the Board as existing Board members retire or rotate off the Board.

          Board Committees.

        1.    Compliance.    Review on an annual basis the compliance by each committee of the Board with the Company's committee structure, size and composition rules, including holding the required number of meetings and providing to the full Board reports as to that committee's activities.

        2.    Composition of Committees.    In consultation with the Chairman, recommend to the full Board individual directors to serve as members and Chairpersons of the various committees and recommend changes to the composition of committees from time to time. Ensure that each committee is comprised of members with experience and expertise sufficient for the committee to perform its responsibilities, and reflecting the diversity of perspective and background discussed above.

        3.    Evaluation of Committees.    In consultation with the Chairman, annually review the charter of each committee and regularly review the performance of each committee and its individual members. Make recommendations to the Board for the creation of additional committees, the change in mission or responsibilities of standing committees, and the dissolution of existing committees.

          Conflicts of Interest.

        1.    Other Directorships and Affiliations.    In connection with the Company's filing of its Annual Report on Form 10-K, review directorships, consulting arrangements and other business relationships involving the Company's directors as reported in the directors' questionnaires for possible conflicts of interest.

        2.    Addressing Conflict of Interest Situations.    Identify, analyze and, if possible, resolve actual and potential conflicts of interest a Board member has or may have. In connection with actual or potential conflicts of interest, issue to such member instructions concerning the manner in which he or she is to conduct himself or herself, as applicable, in matters that are, or may come, before the Board including, without limitation, recusal of the member from the Board's consideration of matters implicated by such conflict of interest.

          Stockholder Matters.

        1.    Charter and Bylaws.    Periodically review the Restated Certification of Incorporation and Bylaws of the Company, as amended, and make recommendations to the Board with the objective of promoting good corporate governance and fostering stockholder rights.

        2.    Stockholder Meetings.    Review the procedures and communication plans for stockholders meetings to ensure that the rights of stockholders (including the right to participate) are protected, that required information concerning the Company is adequately presented and that the meetings promote effective communication between the Company and its stockholders on matters of importance.

        3.    Other Stockholder Communications.    Monitor the manner and frequency with which the Board and, particularly, the management of the Company communicate with stockholders between scheduled stockholders' meetings.

          Miscellaneous.

        1.    Other.    Take such other actions regarding the matter of governance of the Company, including the adoption of principles of corporate governance, from time to time as the Committee deems necessary or appropriate to further and to protect the interests of the Company and its stockholders.

APPENDIX B

PHARMACOPEIA, INC.

2004 STOCK INCENTIVE PLAN

Effective                        , 2004

TABLE OF CONTENTS

ARTICLE 1 PURPOSE AND TERM OF PLAN		B-1
1.1.	Purpose	B-1
1.2.	Term	B-1
ARTICLE 2 DEFINITIONS		B-1
ARTICLE 3 ELIGIBILITY		B-5
3.1.	In General	B-5
3.2.	Incentive Stock Options	B-5
ARTICLE 4 PLAN ADMINISTRATION		B-5
4.1.	Members	B-5
4.2.	Responsibility	B-6
4.3.	Authority of the Committee	B-6
4.4.	Discretionary Authority	B-6
4.5.	Section 162(m) of the Code	B-6
4.6.	Action by the Committee	B-6
4.7.	Allocation and Delegation of Authority	B-6
ARTICLE 5 FORM OF AWARDS		B-7
5.1.	In General	B-7
5.2.	Foreign Jurisdictions	B-7
ARTICLE 6 SHARES SUBJECT TO PLAN		B-8
6.1.	Available Shares	B-8
6.2.	Adjustment to Shares	B-8
6.3.	Maximum Award Payable	B-9
ARTICLE 7 PERFORMANCE AWARDS		B-9
7.1.	Purpose	B-9
7.2.	Eligibility	B-9
7.3.	Discretion of Committee with Respect to Performance Awards	B-9
7.4.	Payment of Performance Awards	B-10
ARTICLE 8 STOCK OPTIONS		B-10
8.1.	In General	B-10
8.2.	Terms and Conditions of Options	B-10
8.3.	Restrictions Relating to Incentive Stock Options	B-10
8.4.	Additional Terms and Conditions	B-11
8.5.	Exercise of Option and Payment of Option Price	B-11
ARTICLE 9 STOCK APPRECIATION RIGHTS		B-11
9.1.	In General	B-11
9.2.	Terms and Conditions of Tandem SARs	B-11
9.3.	Terms and Conditions of Freestanding SARs	B-11
9.4.	Deemed Exercise	B-11
9.5.	Additional Terms and Conditions	B-12

i

ARTICLE 10 STOCK AWARDS		B-12
10.1.	Grants	B-12
10.2.	Stock Award Restrictions	B-12
10.3.	Rights as Stockholders	B-12
10.4.	Evidence of Award	B-12
ARTICLE 11 PERFORMANCE UNITS		B-12
11.1.	Grants	B-12
11.2.	Performance Criteria	B-12
11.3.	Additional Terms and Conditions	B-12
ARTICLE 12 PERFORMANCE SHARES		B-13
12.1.	Grants	B-13
12.2.	Performance Criteria	B-13
12.3.	Additional Terms and Conditions	B-13
ARTICLE 13 VESTING AND PAYMENT OF AWARDS		B-13
13.1.	Vesting	B-13
13.2.	Payment	B-13
13.3.	Death	B-13
13.4.	Disability	B-14
13.5.	Retirement	B-14
13.6.	Approved Reason	B-14
13.7.	Termination for Cause	B-14
13.8.	Other Terminations	B-14
13.9.	Incentive Stock Options	B-15
13.10.	Other Awards	B-15
13.11.	Set-Off	B-15
ARTICLE 14 DIVIDEND AND DIVIDEND EQUIVALENTS		B-15
ARTICLE 15 DEFERRAL OF AWARDS		B-16
ARTICLE 16 CHANGE IN CONTROL		B-16
16.1.	Background	B-16
16.2.	Options and SARs	B-16
16.3.	Stock Awards	B-16
16.4.	Treatment of Performance Units and Performance Shares	B-16
16.5.	Deferred Awards	B-17
ARTICLE 17 MISCELLANEOUS		B-17
17.1.	Nonassignability	B-17
17.2.	Withholding Taxes	B-18
17.3.	Amendments to Awards	B-18
17.4.	Regulatory Approvals and Listings	B-18
17.5.	No Right to Continued Employment, Service or Grants	B-18
17.6.	Amendment/Termination	B-18
17.7.	Governing Law	B-19
17.8.	No Right, Title, or Interest in Company Assets	B-19
17.9.	Section 16 of the Exchange Act	B-19
17.10.	No Guarantee of Tax Consequences	B-19

ii

PHARMACOPEIA, INC.

2004 STOCK INCENTIVE PLAN

Effective                        , 2004

ARTICLE 1

PURPOSE AND TERM OF PLAN

        1.1.    Purpose.    The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth maximum efforts toward the continued growth, profitability, and success of Pharmacopeia (hereinafter referred to as "ACCL") by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

        1.2.    Term.    The Plan was approved by the Board on March 16, 2004, and will become effective upon the date of the approval by ACCL's stockholders. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained.

ARTICLE 2

DEFINITIONS

        In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

        2.1.    "Affiliate"    means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

        2.2.    "Approved Reason"    means a reason for terminating employment with the Company, which, in the opinion of the Committee, is in the best interests of the Company. The Committee must specifically designate that a Participant has been terminated for an Approved Reason. Absent such determination by the Committee, a Participant cannot be found to have terminated for an Approved Reason.

        2.3.    "Award"    means any form of Option, SAR, Stock Award, performance unit, performance share, or Performance Award, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

        2.4.    "Award Notice"    means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers. The Committee will establish the form of the written document in the exercise of its sole and absolute discretion.

        2.5.    "Board"    means the Board of Directors of ACCL.

        2.6.    "Cause"    means, unless otherwise provided in an Award Notice: (a) any gross failure by the Participant (other than by reason of Disability) to faithfully and professionally carry out his or her duties or to comply with any other material provision of his or her employment agreement, if any, which continues for thirty days after written notice by the Company; provided, that the Company does not have to provide notice in the event that the failure is not susceptible to remedy or relates to the same type of acts or omissions as to which notice has been given on a prior occasion; (b) the Participant's dishonesty or other willful misconduct; (c) the Participant's conviction of any felony or of any other crime involving moral turpitude, whether or not relating to his or her employment; (d) the Participant's insobriety or use of drugs, chemicals or controlled substances either in the course of performing his or her duties and responsibilities under his or her employment agreement or otherwise affecting the ability of Participant to perform those duties and responsibilities; (e) the Participant's failure to comply with a lawful written direction of the Company; (f) any wanton or willful dereliction of duties by the Participant; or (g) breach of the Company's Code of Ethics or insider trading policies.

        2.7.    "CEO"    means the Chief Executive Officer of ACCL.

        2.8.    "Change In Control"    means: (i) any "person" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, including a "group" within the meaning of Section 13(d) but excluding ACCL and any of its Subsidiaries or Affiliates and any employee benefit plan sponsored or maintained by ACCL or any subsidiary thereof), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ACCL representing thirty percent (30%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Securities") of ACCL (the "ACCL Voting Securities"); or (ii) the consummation of a merger, consolidation, reorganization or any other business combination (any of the foregoing, a "Business Combination") of or involving ACCL and another person or persons where the persons who were the beneficial owners of ACCL Voting Securities outstanding immediately prior to such Business Combination do not beneficially own, directly or indirectly, immediately after such transaction, securities representing fifty percent (50%) or more of the combined voting power of the then outstanding ACCL Voting Securities or Voting Securities of the entity acquiring ACCL in such Business Combination; (iii) a complete liquidation or dissolution of ACCL; or (iv) a sale, lease, exchange or other disposition or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or business of ACCL; provided, that a change in control under this clause shall not be deemed to have occurred where (x) ACCL sells, exchanges or otherwise disposes of or transfers all or substantially all of its assets or business to another corporation which is beneficially owned, directly or indirectly, immediately following such transaction by the holders of ACCL Voting Securities in substantially the same proportions as their ownership of ACCL Voting Securities immediately prior to such transaction and (y) such corporation assumes the Plan; or (v) such time as the Continuing Directors (as defined below) do not constitute at least a majority of the Board (or, if applicable, of a successor to ACCL), where the term "Continuing Director" means at any date a director of ACCL who was (x) a director on the date of the approval of the Plan by ACCL's stockholders or (y) nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election (it being understood that no individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board shall be a Continuing Director).

        2.9.    "Code"    means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        2.10.    "Committee"    means the Board or the committee designated by the Board to administer the Plan under Article 4. The Committee shall have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded. Notwithstanding the foregoing, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code and the regulations thereunder. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

        2.11.    "Common Stock"    means the common stock, $0.01 par value per share, of ACCL that may be newly issued or treasury stock.

        2.12.    "Company"    means with respect to Employees and consultants, ACCL and its Subsidiaries and Affiliates (other than Pharmacopeia Drug Discovery and its Affiliates) provided, however, that with respect to Directors, Company shall only mean ACCL.

        2.13.    "Consultants"    means the consultants, advisors and independent contractors retained by the Company.

        2.14.    "Covered Employee"    means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        2.15.    "Director"    means a non-Employee member of the Board.

        2.16.    "Disability"    means a physical or mental impairment that satisfies the definition of disability under Section 22(e)(3) of the Code.

        2.17.    "Effective Date"    means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

        2.18.    "Employee"    means any person employed by the Company on a full or part-time basis.

        2.19.    "Exchange Act"    means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        2.20.    "Fair Market Value"    means on any given date:

          (a)   if the Common Stock is listed on an established stock exchange or exchanges, the closing price of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

          (b)   if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the closing price per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

          (c)   if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee and in accordance with applicable provisions of the Code or regulations and rulings thereunder.

        "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee..

        2.21.    "Negative Discretion"    means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase an Award above the maximum amount payable under Section 6.3 of the Plan.

        2.22.    "Non-Qualified Stock Option"    means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option by the Committee.

        2.23.    "Option"    means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

        2.24.    "Participant"    means either an Employee, Director or Consultant to whom an Award has been granted by the Committee under the Plan.

        2.25.    "Participating Covered Employee"    for a given calendar year means a Covered Employee who has been selected by the Committee to participate in the annual incentive award for that calendar year under Article 8.

        2.26    "Performance Awards"    means the Stock Awards, performance units and performance shares granted to Covered Employees pursuant to Article 7. All Performance Awards are intended to qualify as "performance- based-compensation" under Section 162(m) of the Code.

        2.26.    "Performance Criteria"    means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: revenue growth; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; net operating income after tax; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction. To the extent required by Section 162(m) of the Code, the Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        2.27.    "Performance Formula"    means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

        2.28.    "Performance Goals"    means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on Company or business unit performance, and, if so desired by the Committee, by comparison with a peer group of companies. Unless otherwise stated, such Performance Goals need not be based upon an increase or positive result and could include, for example, maintaining the status quo or limiting economic loss (measured, in each case, by reference to specific Performance Criteria). The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, the first 90 days of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

        2.29.    "Performance Period"    means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Award.

        2.30.    "Pharmacopeia"    means Pharmacopeia, Inc., a Delaware Corporation.

        2.31.    "Plan"    means this Pharmacopeia, Inc. 2004 Stock Incentive Plan, as amended from time to time.

        2.32.    "Publicly Traded"    means ACCL is covered to register shares of any class of common equity under Section 12 of the Exchange Act.

        2.33.    "Restricted Stock"    means a Stock Award granted pursuant to Article 11 subject to the restrictions provided in the applicable Award Notice.

        2.34.    "Retirement"    means, unless otherwise provided, a termination for other than Cause after attaining at least age 55 and completing at least 5 years of service with the Company.

        2.35.    "SAR"    means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise

        2.36.    "Stock Award"    means an award granted pursuant to Article 10 in the form of shares of Common Stock, Restricted Stock, and/or Units of Common Stock.

        2.37.    "Subsidiary"    means any corporation (other than ACCL) in an unbroken chain of corporations beginning with ACCL (or any subsequent parent of ACCL) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.38.    "Ten Percent Stockholder"    means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of ACCL or any Subsidiary.

        2.39.    "Unit"    means a bookkeeping entry used by Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3

ELIGIBILITY

        3.1.    In General.    Subject to Section 3.2, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees and who, in the opinion of the Committee, can further the Plan's purposes. In addition, the Committee may select, from time to time, Participants from those Directors and Consultants (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

        3.2.    Incentive Stock Options.    Only Employees shall be eligible to receive "incentive stock options" (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

        4.1.    Members.    Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        4.2.    Responsibility.    The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan, in accordance with its terms.

        4.3.    Authority of the Committee.    The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations, (m) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (n) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan's purpose; (o) subject to Section 17.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (p) establish; and administer the-Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations. Notwithstanding anything to the contrary, Options and SARs granted under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price, except as expressly provided by the adjustment provisions of Section 6.2, without shareholder approval.

        4.4.    Discretionary Authority.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

        4.5.    Section 162(m) of the Code.    With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

        4.6.    Action by the Committee.    The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

        4.7.    Allocation and Delegation of Authority.    The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or the Secondary Committee as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

        5.1.    In General.    Awards may, at the Committee's sole discretion, be granted in the form of Performance Awards pursuant to Article 7, Options pursuant to Article 8, SARs pursuant to Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, any form established by the Committee pursuant to Section 4.3(n), or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award at any time to such other terms, conditions, restrictions and/or limitations, (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

        5.2.    Foreign Jurisdictions.

          (a)    Special Terms.    In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (1) applicable governmental or, regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee's employment or Director or Consultant's relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code; or (d) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

          (b)    Currency Effects.    Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

          (c)    Modifications to Awards.    The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

          (d)    No Acquired Rights.    No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6

SHARES SUBJECT TO PLAN

        6.1.    Available Shares.    The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed one million (1,000,000). The number of shares of Common that shall be awarded as Incentive Stock Options shall not exceed two hundred fifty thousand (250,000). Further, the number of Awards that may be in a form other than an Option or a SAR (such as a Stock Award, performance unit, performance share or Performance Award) shall not exceed 200,000 in the aggregate. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Option or the tax withholding requirements with respect to any Option are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares, of Common Stock or credited as additional performance shares. The maximum number of shares of Common Stock shall not be reduced by the issuance of shares of Common Stock hereunder due to the assumption, conversion or substitution of awards made by an entity acquired by the Company. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

        6.2.    Adjustment to Shares.

          (a)    In General.    The provisions of this Section 6.2(a) are subject to the limitation contained in Section 6.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of ACCL, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In the event of any other change in the capital structure or in the Common Stock of ACCL, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock. Subject to Section 6.2(b), if the maximum number of shares of Common Stock available for issuance under the Plan are adjusted pursuant to this Section 6.2(a), corresponding adjustments shall be made to the limitations set forth in Section 6.3.

          (b)    Covered Employees.    In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Section 6.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

        6.3.    Maximum Award Payable.    Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is: (a) for Performance Awards, 50,000 shares of Common Stock or, in the event the Performance Award is paid in cash, $500,000; (b) for Options, 300,000 shares of Common Stock; (c) for SARs, 100,000 shares of Common Stock; and(d) for Stock Awards (including Restricted Stock and those issued in the form of Performance Awards under Article 7), 50,000 shares of Common Stock.

ARTICLE 7

PERFORMANCE AWARDS

        7.1.    Purpose.    For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 1`2. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as "Performance-Based Compensation" under Section 162(m) of the Code. To the extent applicable, after ACCL has become Publicly Traded, the provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

        7.2.    Eligibility.    Only Covered Employees shall be eligible to receive Performance Awards. The Committee will, in its sole discretion, designate within the earlier of the (1)the first 90 days of a Performance Period or (2) the lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

        7.3.    Discretion of Committee with Respect to Performance Awards.    With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals, whether the Performance Goals are to apply to the Company or any one or more subunits thereof, and the Performance Formula. Within the earlier of (1) the first 90 days of a Performance Period or (2) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

        7.4.    Payment of Performance Awards.

          (a)    Condition to Receipt of Performance Award.    Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

          (b)    Limitation.    A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

          (c)    Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

          (d)    Negative Discretion.    In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

          (e)    Timing of Award Payments.    The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8

STOCK OPTIONS

        8.1.    In General.    Awards may be granted in the form of Options. These Options may be Incentive Stock Options, Non-Qualified Stock Options or a combination of both. All Awards under the Plan issued to Covered Employees in the form of Non-Qualified Stock Options shall qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

        8.2.    Exercise Price.    The price at which Common Stock may be purchased upon exercise of anon-Qualified Stock Option shall be not less than 75% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option's grant. The exercise price of any Incentive Stock Option shall not be less than (i) 110% of the Fair Market Value on the Effective Date in the case of a grant to a Ten Percent Stockholder, or (ii) 100% of the Fair Market Value on the Effective Date in the case of a grant to any other Participant.

        8.3.    Restrictions Relating to Incentive Stock Options.    Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code). Incentive Stock Options must be issued within ten years from the effective date of the Plan, and the term of such Options may not exceed ten years (or any shorter period required by Section 422 of the Code). Incentive Stock Options shall not be transferable other than by will or the laws of descent and distribution.

        8.4.    Additional Terms and Conditions.    An Option shall be exerciseable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, including vesting and post-termination exercise period if any, of any Option, provided they are not inconsistent with the Plan.

        8.5.    Exercise of Option and Payment of Option Price.    An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The exercise price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, (ii) with the consent of the Committee in whole or in part in shares of Common Stock held by the Participant (or to the extent permitted by the Committee, in Common Stock which the Participant would otherwise receive upon the exercise of such Option) and valued at their Fair Market Value on the date of exercise; provided that if ACCL becomes Publicly Traded, such Common Stock shall have been held by the Participant for at least six months, (iii) after ACCL becomes Publicly Traded, in cash received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iv) in such other manner deemed appropriate by the Committee.

ARTICLE 9

STOCK APPRECIATION RIGHTS

        9.1.    In General.    Awards may be granted in the form of SARs. The "exercise price" for a particular SAR shall be defined in the Award Notice for that SAR An SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

        9.2.    Terms and Conditions of Tandem SARs.    A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR's grant. If an Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than 10 years from the Effective Date of the SAR's grant.

        9.3.    Terms and Conditions of Freestanding SARs.    Freestanding SARS shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR's grant. Moreover, all Freestanding SARs shall expire not later than 10 years from the Effective Date of the Freestanding SAR's grant.

        9.4.    Deemed Exercise.    The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

        9.5.    Additional Terms and Conditions.    The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, including vesting and post-termination exercise periods of any SAR Award, provided they are not inconsistent with the Plan.

ARTICLE 10

STOCK AWARDS

        10.1.    Grants.    Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

        10.2.    Stock Award Restrictions.    Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment, provided, however, they are not inconsistent with the Plan. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

        10.3.    Performance Criteria.    Stock Awards may be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

        10.4.    Rights as Stockholders.    During the period in which any Restricted Stock are subject to any restrictions imposed under Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

        10.5.    Evidence of Award.    Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry, registration or issuance of a stock certificate or certificates.

ARTICLE 11

PERFORMANCE UNITS

        11.1.    Grants.    Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

        11.2.    Performance Criteria.    Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

        11.3.    Additional Terms and Conditions.    The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12

PERFORMANCE SHARES

        12.1.    Grants.    Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

        12.2.    Performance Criteria.    Performance shares shall be contingent upon the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

        12.3.    Additional Terms and Conditions.    The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 13

VESTING AND PAYMENT OF AWARDS

        13.1.    Vesting.    The time when an Option or SAR shall vest and become exercisable shall be stated in the Award Notice. The restrictions, if any, on Restricted Stock shall expire at the times designated in the Award Notice. Notwithstanding the foregoing, (i) no Option shall vest before the one-year anniversary of the Effective Date of such Option, unless such vesting is accelerated in accordance with the other provisions of this Article 13 (not including this Section 13.1) or Article 16, and (ii) no Restricted Stock shall vest faster than pro rata over a three-year period from the Effective Date, unless such Restricted Stock was issued to replace a deferred Stock Award, to replace awards that a new Employee has forfeited from his or her previous employer or the restrictions lapse earlier due to the other provisions of this Article 13 (not including this Section 13.1) or Article 16.

        13.2.    Payment.    Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined,by the Committee.

        13.3.    Death.    The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant's death. Unless otherwise provided in an Award Notice, in the event that a Participant shall die while he or she is an Employee, Director or Consultant and prior to the complete exercise of Options or complete maturity of SARs granted to him or her under the Plan, any such remaining Options or SARs shall be fully vested and may be exercised in whole or in part within one year after the date of the Participant's death and then only: (i) by the beneficiary designated by the Participant in a writing submitted to the Company prior to the Participant's death, or in the absence of same, by the Participant's estate or by or on behalf of such person or persons to whom the Participant's rights pass under his or her will or the laws of descent and distribution, (ii) to the extent that the Participant would have been entitled to exercise the Option or SAR at the date of his or her death had it been fully vested, and subject to all of the conditions on exercise imposed by the Plan and the Award Notice, and (iii) prior to the expiration of the term of the Option or SAR. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of an Option or SAR, up to one year even if such extension exceeds the original term of such Option or SAR.

        13.4.    Disability.    The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant's Disability. Unless otherwise provided in an Award Notice, in the event that a Participant's status as an Employee, Director or Consultant terminates due to the Participant's Disability prior to the complete exercise of Options or complete maturity of SARs granted to him or her under the Plan, any such remaining Options or SARs shall be fully vested and may be exercised in whole or in part up to three years after the Participant's termination of status due to Disability as an Employee, Director or Consultant, as the case may be. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of an Option or SAR up to one year, even if such extension exceeds the term of such Option or SAR.

        13.5.    Retirement.    The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant's Retirement. Unless otherwise provided in an Award Notice, in the event that a Participant's status as an Employee, Director or Consultant terminates due to Retirement prior to the complete exercise of Options or complete maturity of SARs granted to him or her under the Plan, any such remaining Options or SARs that were vested as of the date of Retirement may be exercised in whole or in part up to three years after the Participant's Retirement. During such period, the Participant shall also continue to vest in any unvested Options or SARs as if such Participant were still an Employee, Director or Consultant hereunder, as applicable; provided that the such Participant does not violate any applicable non-competition, non-disparagement, non-solicitation, confidentiality or other similar requirement. At the end of the three-year period, any remaining unvested Options or SARs shall terminate, unless the Committee provides otherwise. Notwithstanding this Section or the terms of an Award Notice, the Committee shall have the right to extend the period for exercise of a Option or SAR, provided such extension does not exceed the term of such Option or SAR and that the Participant does not violate any applicable non-competition, non-disparagement, non-solicitation, confidentiality or other similar requirement.

        13.6.    Approved Reason.    The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of a Participant's termination for an Approved Reason, to the extent such rules and regulations are not inconsistent with the Plan.

        13.7    Termination for Cause.    A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately: forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

        13.8    Other Terminations.    Subject to the terms of any employment or other agreement a Participant has with the Company, if a Participant's employment with the Company terminates for a reason other than death, Disability, Retirement, Cause or an Approved Reason, and, unless otherwise provided in an Award Notice, any Option or SAR shall be exercisable on termination of a Participant's status as an Employee, Director or Consultant only to the extent such Option or SAR is vested and exercisable at the time of the termination of such relationship; and further, no Option or SAR shall be exercisable or mature after the later of 90 days or the expiration of the term thereof. The Committee, in its absolute discretion, may: (i) accelerate the vesting and exercisability of an Option or SAR in order to allow its exercise by a terminating Participant; (ii) extend the period for exercise of an Option or SAR, provided such extension does not exceed the term of such Option or SAR

        13.9    Incentive Stock Options.    Unless otherwise provided in an Award Notice, an Incentive Stock Option shall be exercisable, during the lifetime of the Participant, only while he or she is an Employee and has been an Employee continuously since the grant of the Incentive Stock Option or, subject to the Award Notice, within three (3) months after termination of his or her employment. In its sole discretion, the Committee may provide in the Award Notice such further limitations on the survival of Incentive Stock Options, and such limitations on the survival of Non-Qualified Stock Options and SARs, as it may determine; provided, however that all Options and SARs shall be exercisable for a minimum of sixty (60) days after termination of a Participant's employment, except in the case of termination for Cause, in which case the exercise period shall lapse at termination.

        13.10    Other Awards.

          (a)   The Committee shall have the authority to promulgate rules and regulations to determine the treatment of the Stock Awards of a Participant under the Plan in the event of such Participant's death, Disability, Retirement, or termination from the Company for an Approved Reason or Cause. Unless otherwise provided in an Award Notice, upon a Participant's death, Disability, or Retirement, or termination from the Company for an Approved Reason, any Stock Awards held by such Participant shall accelerate and become fully vested.

          (b)   If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, or an Approved Reason, and except as otherwise provided by Section 13.7, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant's Award Notice or the Committee provides otherwise.

        13.11    Set-Off.    By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 13.7. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

ARTICLE 14

DIVIDEND AND DIVIDEND EQUIVALENTS

        If an Award is granted in the form of a Stock Award, Option, SAR or performance share, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock of, in the case of dividends or dividend equivalents, credited in connection with Stock Awards or performance shares, be credited as additional Stock Awards or performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Stock Awards or performance shares.

ARTICLE 15

DEFERRAL OF AWARDS

        At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 16

CHANGE IN CONTROL

        16.1.    Background.    Notwithstanding any provision contained in the Plan, including, but not limited to, Section 4.5, the provisions of this Article 16 shall control over any contrary provision.

        16.2.    Options and SARs.    With respect to all Options and SARs that are unexercised and outstanding, upon a Change In Control, such Options and/or SARs shall become immediately and fully vested and exercisable; unless such Options and/or SARs are assumed by the successor corporation, and shall be substituted with options or SARs involving the common stock of the successor corporation with equivalent value and with the terms and conditions of the substituted options or SARs being no less favorable than the Options or SARs granted hereunder. Substituted awards shall vest in full if employment is terminated for any reason other than Cause or voluntary termination within eighteen (18) months of the Change In Control.

        16.3.    Stock Awards.    With respect to all Stock Awards that are outstanding, upon a Change In Control, such Stock Awards shall become immediately and fully vested; unless such Stock Awards are assumed by the successor corporation, and are substituted with stock awards involving the common stock of the successor corporation with equivalent value and with the terms and conditions of the substituted restricted stock awards being no less favorable than the Stock Awards granted hereunder. Substituted awards shall vest in full if employment is terminated for any reason other than Cause or voluntary termination within eighteen (18) months of the Change In Control.

        16.4.    Treatment of Performance Units and Performance Shares.    If a Change In Control occurs during the term of one or more performance periods for which the Committee has granted performance units and/or performance shares (including those issued as Performance Awards under Article 7), the term of each such performance period (hereinafter a "current performance period") shall immediately terminate upon the occurrence of such event. Upon a Change In Control, for each "current performance period" and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a "completed performance period"), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. A Participant in one or more "current performance periods" shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such "current performance period." Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of days that have elapsed since the beginning of the "current performance period," and the denominator of which is the total number of days in such "current performance period." A Participant in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each "such "completed performance period."

        16.5.    Deferred Awards.    Unless otherwise provided by the Committee, at any time, upon a Change In Control, any Awards deferred by a Participant under Article 16 hereof, but for which he or she has not received payment as of such date, shall be paid as soon as practicable, but in no event later than 90 days after the Change In Ownership or the event giving rise to rights under Article 17.

ARTICLE 17

MISCELLANEOUS

        17.1.    Nonassignability.

          (a)    In General.    Except as otherwise determined by the Committee or as otherwise provided in Section 17.1(b), no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

          (b)    Non-Qualified Stock Options.    The Committee shall have the discretionary authority to grant Non-Qualified Stock Options or amend outstanding Non-Qualified Stock Options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of Non-Qualified Stock Options:

            (1)    Permissible Transferees.    Transfers shall only be permitted to: (i) the Participant's "Immediate Family Members," as that term is defined in Section 17.1(b)(9); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

            (2)    No Consideration.    All transfers shall be made for no consideration.

            (3)    Subsequent Transfers.    Once a Participant transfers a Non-Qualified Stock Option, any subsequent transfer of such transferred Option shall, notwithstanding Section 17.l(b)(l) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 17.1, with the exception of Section 17.l(b)(I).

            (4)    Transfer Agent.    In order for a transfer to be effective, the Committee's designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

            (5)    Withholding.    In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes.

            (6)    Terms and Conditions of Transferred Option.    Upon transfer, a Non-Qualified Stock Option continues to be governed by and subject to the terms and conditions of the Plan and the option's applicable administrative guide and Award Notice. A transferee of a Non-Qualified Stock Option is entitled to the same rights as the Participant to whom such

    Non-Qualified Stock Options was awarded, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

            (7)    Notice to Transferees.    ACCL shall be under no obligation to provide a transferee with any notice regarding the transferred Options held by the transferee upon forfeiture or any other circumstance.

            (8)    Immediate Family Member.    For purposes of this Section 17.1, the term "Immediate Family Member" shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step- or adopted children or grandchildren.

        17.2.    Withholding Taxes.    ACCL shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

        17.3.    Amendments to Awards.    The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, (i) no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award, and (ii) that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

        17.4.    Regulatory Approvals and Listings.    Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        17.5.    No Right to Continued Employment, Service or Grants.    Participation in the Plan shall not give any Employee, Consultant or Director any right to remain in the employ or service of the Company. Further, the adoption of this Plan shall not be deemed to give any Employee, Consultant or Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Consultant or Director having been selected for an Award, shall have at any time the right to receive any additional Awards.

        17.6.    Amendment/Termination.    The Board may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Board may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would increase the number of shares available under the Plan, or which would require the vote of the stockholders of ACCL pursuant to Section 162(m) of the Code or any applicable rule of the exchange or quotation system on which the Common Stock is traded, but only insofar as such amendment affects Covered Employees, or if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations. Notwithstanding the foregoing, the Committee may not revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

        17.7.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

        17.8.    No Right, Title, or Interest in Company Assets.    No Participant shall have any rights as a stockholder of ACCL as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right, to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

        17.9.    Section 16 of the Exchange Act.    In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under the Company's broker-assisted stock option exercise program.

        17.10.    No Guarantee of Tax Consequences.    No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

—Please Detach and Mail in the Envelope Provided—

PROXY

PHARMACOPEIA, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2004

This Proxy is solicited on behalf of the Board of Directors

        The undersigned stockholder of PHARMACOPEIA, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2004, and hereby appoints Mark J. Emkjer and John J. Hanlon, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of PHARMACOPEIA, INC. to be held on May 11, 2004 at 9:00 a.m. local time, at The Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued, and to be dated and signed on the other side)

—Please Detach and Mail in the Envelope Provided—

☒	Please mark your votes as indicated in this example
		FOR all nominees below (except as indicated) ☐		WITHHELD from all nominees ☐
1.	ELECTION OF DIRECTORS:
Nominees:
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:
PAUL A. BARTLETT, PH.D. KENNETH L. COLEMAN RICARDO B. LEVY, PH.D.
2.	APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "ACCELRYS, INC."	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	ADOPTION OF PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE PERIOD COMMENCING JANUARY 1, 2004 AND ENDING MARCH 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐
and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, TO AMEND THE CERTIFICATE OF INCORPORATION, TO ADOPT THE PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Signature	Dated	, 2004

        (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

PHARMACOPEIA, INC. PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO ACCELRYS, INC.
PROPOSAL THREE: ADOPTION OF PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN
PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION REGARDING US
COMPARATIVE CUMULATIVE RETURN AMONG PHARMACOPEIA, INC., NASDAQ PHARMACEUTICALS INDEX AND NASDAQ MARKET INDEX
EXECUTIVE COMPENSATION
2003 Equity Compensation Plan Information (as of the end of the fiscal year—December 31, 2003 and as of the Record Date—March 25, 2004)
OTHER MATTERS
PHARMACOPEIA, INC. CHARTER OF CORPORATE GOVERNANCE COMMITTEE
PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN
TABLE OF CONTENTS
PHARMACOPEIA, INC. 2004 STOCK INCENTIVE PLAN
ARTICLE 1 PURPOSE AND TERM OF PLAN
ARTICLE 2 DEFINITIONS
ARTICLE 3 ELIGIBILITY
ARTICLE 4 PLAN ADMINISTRATION
ARTICLE 5 FORM OF AWARDS
ARTICLE 6 SHARES SUBJECT TO PLAN
ARTICLE 7 PERFORMANCE AWARDS
ARTICLE 8 STOCK OPTIONS
ARTICLE 9 STOCK APPRECIATION RIGHTS
ARTICLE 10 STOCK AWARDS
ARTICLE 11 PERFORMANCE UNITS
ARTICLE 12 PERFORMANCE SHARES
ARTICLE 13 VESTING AND PAYMENT OF AWARDS
ARTICLE 14 DIVIDEND AND DIVIDEND EQUIVALENTS
ARTICLE 15 DEFERRAL OF AWARDS
ARTICLE 16 CHANGE IN CONTROL
ARTICLE 17 MISCELLANEOUS
PROXY PHARMACOPEIA, INC. 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2004